IMPORTANT NOTICE

IMPORTANT: You must read the following disclaimer before continuing. The notice on this page applies to the Consent Solicitation Memorandum (the "Memorandum") following this Notice, whether received by email or otherwise received as a result of electronic communication and you are therefore advised to read this page carefully before reading, accessing or making any other use of the Memorandum. In reading, accessing or making any other use of the Memorandum, you agree to be bound by the terms and conditions on this page, including any modifications to them from time to time and any information you receive from us at any time.

THIS DOCUMENT (WHICH EXPRESSION WHEN USED IN THIS NOTICE INCLUDES THE MEMORANDUM) IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the contents of the Memorandum or the action you should take, you are recommended to seek your own financial advice, including in respect of any tax consequences, immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the United Kingdom Financial Services and Markets Act 2000, or from another appropriately authorised independent financial adviser.

Confirmation of your representations: You have been sent the Memorandum at your request and on the basis that you have confirmed to HSBC Bank plc and ING Bank N.V., London Branch (the "Solicitation Agents"), Lucid Issuer Services Limited (the "Tabulation Agent") and PUBLIC JOINT STOCK COMPANY "FIRST UKRAINIAN INTERNATIONAL BANK" ("FUIB") that:

(i) you are a holder or a beneficial owner of the Notes (as defined in the Memorandum);

(ii) you are not located or resident in the Republic of Italy, you received the Memorandum and any invitation to participate in the consent solicitation (the "Consent Solicitation") outside the Republic of Italy and you are not acting on behalf of investors located or resident in the Republic of Italy;

(iii) you shall not pass on this Memorandum to third parties or otherwise make the Memorandum publicly available in Ukraine;

(iv) you are not a person to whom it is unlawful to send the Memorandum or to make the Consent Solicitation under any other applicable law or regulation;

(v) you consent to delivery of the Memorandum and any amendments or supplements thereto by electronic transmission to you; and

(vi)  you have understood and agree to the terms set forth herein.

The Consent Solicitation is made for the securities of a foreign company. The Consent Solicitation is subject to disclosure requirements of a non-US country that are different from those of the United States.

It may be difficult for you to enforce your rights and any claim you may have arising under the United States federal securities laws, since FUIB and all of its officers and directors are residents of a foreign country. You may not be able to sue a non-US company or its officers or directors, in a non-US court for violations of the United States securities laws. It may be difficult to compel a non-US company and its affiliates, or a foreign sovereign state, to subject themselves to a United States court's judgment.

You should be aware that FUIB may purchase securities otherwise than under the Consent Solicitation, such as in the open market or in privately negotiated purchases.

The Memorandum is being sent to U.S. holders pursuant to an exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the "Securities Act") and, accordingly, the Consent Solicitation has not been and will not be registered with the U.S. Securities and Exchange Commission (the "SEC"). The Notes have not been and will not be registered under the Securities Act or the securities law of any state or jurisdiction of the United States.

THIS MEMORANDUM AND THE ATTACHED DOCUMENTS HAVE NOT BEEN FILED WITH OR REVIEWED BY ANY SECURITIES COMMISSION OR REGULATORY AUTHORITY OF ANY COUNTRY, NOR HAS ANY SUCH COMMISSION OR AUTHORITY PASSED UPON THE ACCURACY

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OR ADEQUACY OF THIS MEMORANDUM, EXCEPT THAT FUIB HAS FURNISHED OR WILL FURNISH
THIS MEMORANDUM AND THE ATTACHED DOCUMENTS TO THE SEC. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND MAY BE A CRIMINAL OFFENCE IN THAT COUNTRY.

You are reminded that the attached Memorandum has been delivered to you on the basis that you are a person into whose possession the Memorandum may lawfully be delivered in accordance with the laws of the jurisdiction in which you are located and/or resident and you may not, nor are you authorised to, deliver the Memorandum, electronically or otherwise, to any other person.

The distribution of this Memorandum in certain jurisdictions may be restricted by law and persons into whose possession this Memorandum comes are requested to inform themselves about, and to observe, any such restrictions. No action has been or will be taken in any jurisdiction in relation to the Consent Solicitation that would permit a public offering of securities.

The materials relating to the Consent Solicitation do not constitute, and may not be used in connection with, an offer or consent solicitation in any place where offers or consent solicitations are not permitted by law. This document has been sent to you in an electronic form. You are reminded that documents transmitted via this medium may be altered or changed during the process of electronic communication and consequently none of the Solicitation Agents, the Tabulation Agent, FUIB, Standard Bank Plc or the Trustee or any person who controls such person, or, in each case, any director, officer, employee or agent of any such person or any affiliate of any such person, accepts any liability or responsibility whatsoever in respect of any differences or discrepancies between the Memorandum distributed to you in electronic format and the hard copy version available to you on request from the Solicitation Agents or the Tabulation Agent.

THE MEMORANDUM MAY NOT BE DOWNLOADED, FORWARDED OR DISTRIBUTED, IN WHOLE OR IN PART, TO ANY OTHER PERSON AND MAY NOT BE REPRODUCED IN ANY MANNER WHATSOEVER AND, IN PARTICULAR, SHOULD NOT BE FORWARDED TO ANY ITALIAN PERSON OR TO ANY PERSON OR ADDRESS IN THE REPUBLIC OF ITALY. ANY DOWNLOADING, FORWARDING, DISTRIBUTION OR REPRODUCTION OF THIS DOCUMENT IN WHOLE OR IN PART IS UNAUTHORISED. FAILURE TO COMPLY WITH THIS DIRECTIVE MAY RESULT IN A VIOLATION OF THE APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF ITALY AND OTHER JURISDICTIONS.

NOT FOR DISTRIBUTION TO ANY PERSON LOCATED OR RESIDENT IN THE REPUBLIC OF ITALY.
        THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.
                         CONSENT SOLICITATION MEMORANDUM

                            SOLICITATION OF CONSENTS
                                       by
         PUBLIC JOINT STOCK COMPANY "FIRST UKRAINIAN INTERNATIONAL BANK"
                           ("FUIB" or the "Borrower")
                            (incorporated in Ukraine)

                          in respect of the outstanding

     U.S.$150,000,000 9.750 per cent. Loan Participation Notes due 2010 (the "Original Notes") and the U.S.$125,000,000 9.750 per cent. Loan Participation
Notes due 2010 which are consolidated and form a single series with the Original
  Notes (the "Further Notes" and together with the Original Notes, the "Notes") issued by, but without recourse to, Standard Bank Plc (the "Issuer") for the sole purpose of funding a loan to the Borrower

ISIN:XS0287015787      Common Code: 028701578     Swiss Security Number: 2922365
--------------------------------------------------------------------------------

FUIB hereby solicits (the "Solicitation") proxies from the beneficial holders of the outstanding Notes (the "Noteholders") to consider and, if thought fit, pass an extraordinary resolution (the "Extraordinary Resolution") at a meeting of Noteholders (the "Meeting") to approve amendments to (i) the terms and conditions of the Notes, (ii) the loan agreement dated 8 February 2007 entered into by the Issuer and FUIB relating to the Original Notes (the "Original Loan Agreement") as supplemented by a supplemental loan agreement dated 16 May 2007 (the "First Supplemental Loan Agreement", and the Original Loan Agreement as amended by the First Supplemental Loan Agreement, the "Loan Agreement") relating to the Notes and (iii) the trust deed dated 14 February 2007 entered into by the Issuer and the Trustee (as defined below) (the "Original Trust Deed") as supplemented by a supplemental trust deed dated 21 May 2007 (the "First Supplemental Trust Deed" and together with the Original Trust Deed, the "Trust Deed") (the "Amendments"), as more fully described herein (the "Proposal"). Noteholders who vote in favour of the Proposal in accordance with the Solicitation will, if the Extraordinary Resolution is passed and becomes effective and the Effective Date (as defined below) has occurred, receive the Partial Redemption Amount (as defined below) on the Partial Redemption Date (as defined below) together with interest accrued on the Partial Redemption Amount to such date.

The Proposal has been formulated and is being proposed by the Borrower. None of the Issuer or the Trustee nor any of their affiliates has been involved in the formulation of the Proposal and none of them accepts any responsibility or liability for the sufficiency or adequacy of the Proposal or the legality, validity or enforceability of the Proposal. None of the Issuer, the Trustee or the Solicitation Agents (as defined below) nor any of their affiliates makes any recommendation to Noteholders as to whether or not to agree to the Proposal and to vote in favour of the Extraordinary Resolution.

The notice convening the Meeting at 10:00 a.m. (London time) on 15 December 2009 at the offices of Linklaters LLP, One Silk Street, London EC2Y 8HQ, United Kingdom at which the Extraordinary Resolution to approve the Proposal and its implementation will be considered and, if thought fit, passed, has been published in accordance with the terms and conditions of the Notes. A copy of the form of the notice is set out in the Appendix to this Consent Solicitation Memorandum (the "Memorandum"). See "Appendix: Form of Notice of the Meeting".

Subject to the terms and conditions specified in this Memorandum, Noteholders who submit a valid electronic voting instruction (an "Electronic Voting Instruction") in favour of the Extraordinary Resolution by no later than 10.00 a.m. (London time) on the Expiration Date (as defined below) and who have not validly revoked their Electronic Voting Instruction or otherwise made arrangements to abstain from voting in respect of the Extraordinary Resolution will be entitled to receive the Partial Redemption Amount if the Extraordinary Resolution is duly passed and becomes effective in accordance with its terms and the Effective Date has occurred. Noteholders who have submitted Electronic Voting Instructions prior to 10.00 a.m. on the Expiration Date shall not be entitled to revoke such instruction after such time on such date, unless otherwise required by law or permitted by the Trust Deed. The redemption amount payable to a Noteholder shall be an amount (rounded down to the nearest U.S.$1,000) equal to 8 per cent. of the Qualifying Notes (as defined below) held by such Noteholder (the "Partial Redemption Amount") together with interest accrued on the Partial Redemption Amount from (and including) the Settlement Date (as defined below) to (but excluding) the Partial Redemption Date (as defined below) at the rate of interest applicable from the Settlement Date. By payment of the Partial Redemption Amount on the Partial Redemption Date, such principal amount of Notes held by the relevant Noteholder as is equal to the Partial Redemption Amount will be redeemed by the Issuer.

Subject to the Extraordinary Resolution having been duly passed and having become effective in accordance with its terms, all Noteholders shall be paid Accrued Interest (as defined below) on the Settlement Date.

                                   ----------
                               Solicitation Agents

HSBC                                                      ING WHOLESALE BANKING

25 November 2009

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Noteholders who submit or deliver their Electronic Voting Instructions after the
Expiration Date will not be eligible to receive the Partial Redemption Amount and will not be eligible to vote.

The Partial Redemption Amount will be paid to Noteholders on the Partial Redemption Date, subject to the Extraordinary Resolution having been duly passed and having become effective in accordance with its terms.

In each case where amounts are stated to be payable in respect of the Notes, the obligation of the Issuer to make any such payment shall constitute an obligation only to account to the Noteholders, on each date upon which such amounts of principal, interest and additional amounts (if any) are due in respect of the Notes, for all amounts, if any, actually received by or for the account of the Issuer pursuant to the Loan Agreement less amounts in respect of the Reserved Rights as defined in the Loan Agreement. The Issuer will have no other financial obligation under the Notes

Noteholders must ensure delivery of their ELECTRONIC voting instructions to the principal paying agent (AS DEFINED BELOW) VIA the TABULATION AGENT (AS DEFINED BELOW) prior to 10.00 A.m. (london time) (the "Expiration Time") on 11 December 2009 (the "Expiration Date"), or, if earlier, before the expiration time and/or expiration date set by the relevant clearing system (AS DEFINED BELOW).

Noteholders should contact their broker, dealer, commercial bank, custodian, trust company or accountholder, as the case may be, to confirm the deadline for receipt of their ELECTRONIC voting instructions so that such Electronic voting instructions may be processed and delivered to the TABULATION AGENT in a timely manner and in accordance with the relevant deadlines.

HSBC Bank plc and ING Bank N.V., London Branch (the "Solicitation Agents") are acting exclusively for FUIB and no one else in relation to the Solicitation and will not be responsible to anyone other than FUIB for providing the protections afforded to their customers or for giving advice in relation to the Solicitation. Each Solicitation Agent and/or its associates may have a holding in, or may from time to time provide advice or other investment services in relation to, or engage in transactions involving, the Notes.

Direct participants in any Clearing System by submission of Electronic Voting Instructions authorise such Clearing System to disclose their identity to the Issuer, FUIB, the Solicitation Agents, the Principal Paying Agent, Lucid Issuer Services Limited (the "Tabulation Agent") and the Trustee.

BEFORE MAKING ANY DECISIONS IN RESPECT OF THE PROPOSALS NOTEHOLDERS SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION CONTAINED IN THIS MEMORANDUM.

The distribution of this Memorandum in certain jurisdictions may be restricted by law. Persons into whose possession this Memorandum comes are required by the Issuer, FUIB and the Solicitation Agents to inform themselves about, and to observe, any such restrictions. The Proposal is not being made to Noteholders in any jurisdiction in which the Proposal or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Capitalised terms used herein are defined in "Definitions". References in this Memorandum to a specific time are, unless otherwise indicated herein, to London time on the relevant day or date.

Questions relating to the terms of the Solicitation and requests for additional copies of this Memorandum may be directed to the Solicitation Agents at the addresses and telephone numbers set forth at the end of this Memorandum. Questions or requests for assistance in connection with voting at the meeting and/or the delivery of Electronic Voting Instructions must be directed to the Tabulation Agent at the address and telephone number set forth at the end of this Memorandum.

FUIB accepts responsibility for the information contained in this Memorandum. To the best of the knowledge and belief of FUIB (having taken all reasonable care to ensure that such is the case), the information contained in this Memorandum is in accordance with the facts and does not omit anything likely to affect the import of

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
such information. FUIB has not authorised the Solicitation Agents or any other person to give any information or to make any representation not contained in, or not consistent with, this Memorandum and, if given or made, such information or representation must not be relied upon as having been authorised by FUIB or any other person.

The statements made in this Memorandum are made as of the date hereof and delivery of this Memorandum and the accompanying materials at any time does not imply that the information herein or therein is correct as of any subsequent date.

None of the Issuer, the Trustee, the Solicitation Agents, the Principal Paying Agent or the Tabulation Agent has independently verified the information contained herein. Accordingly, no representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted or assumed by the Issuer, the Trustee, the Solicitation Agents, the Principal Paying Agent or the Tabulation Agent as to the accuracy or completeness of the information contained or incorporated by reference in this Memorandum or any other information provided by FUIB in connection with the Solicitation.

The distribution of this Memorandum may be restricted by law in certain jurisdictions. None of the Issuer, FUIB, the Solicitation Agents, the Trustee, the Principal Paying Agent, the Tabulation Agent or any other person represents that this Memorandum may be lawfully distributed in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to an exemption thereunder, or assumes any responsibility for facilitating any such distribution. Persons into whose possession this Memorandum comes are required by the Issuer, FUIB, the Solicitation Agents, the Trustee, the Principal Paying Agent and the Tabulation Agent to inform themselves about, and to observe, any such restrictions. None of the Issuer, FUIB, the Solicitation Agents, the Trustee, the Principal Paying Agent or the Tabulation Agent will incur any liability for the failure of any person or persons to comply with the provisions of any such restrictions.

This Memorandum is issued and directed only to the Noteholders and no other person shall be, or is entitled to rely or act on, or be able to act on, its content.

The Solicitation Agents and/or the Issuer may, to the extent permitted by applicable law, have or hold a position in the Notes and the Solicitation Agents may, to the extent permitted by applicable law, make or continue to make a market in, or consent in respect of, or act as principal in any transactions in, or relating to, or otherwise act in relation to, the Notes. The Solicitation Agents and/or the Issuer shall, however, in no circumstances be under any obligation to hold any positions in the Notes or to make or continue any market in the Notes.

As more fully described in this Memorandum, Note(s) in respect of which Electronic Voting Instructions are being delivered may not be traded or transferred during the period beginning at the time at which the Noteholder delivers, or instructs the Accountholder through which it holds such Notes to deliver, such Electronic Voting Instructions, to the relevant Clearing System, and ending as soon as reasonably practicable after the Effective Date (see "Voting and Quorum - Blocking of Accounts" below).

IN ADDITION, THOSE NOTES OF A QUALIFYING NOTEHOLDER (AS DEFINED BELOW) WHICH ARE TO BE REDEEMED ON THE PARTIAL REDEMPTION DATE WILL CONTINUE TO BE BLOCKED UNTIL THE PARTIAL REDEMPTION DATE. ALL OTHER NOTES OF SUCH QUALIFYING NOTEHOLDER WILL BE RELEASED PURSUANT TO THE PARAGRAPH ABOVE.

NOTEHOLDERS MUST MAKE THEIR OWN DECISION WITH REGARD TO GIVING ELECTRONIC VOTING INSTRUCTIONS IN RESPECT OF THE EXTRAORDINARY RESOLUTION. NONE OF THE ISSUER, FUIB, THE TRUSTEE, THE SOLICITATION AGENTS, THE PRINCIPAL PAYING AGENT OR THE TABULATION AGENT MAKES ANY RECOMMENDATION IN CONNECTION WITH THE SOLICITATION. NONE OF THE ISSUER, THE TRUSTEE, THE SOLICITATION AGENTS, THE PRINCIPAL PAYING AGENT OR THE TABULATION AGENT EXPRESSES ANY VIEWS AS TO THE MERITS OF THE AMENDMENTS OR THE EXTRAORDINARY RESOLUTION SET OUT IN THE NOTICE.

EACH PERSON RECEIVING THIS MEMORANDUM ACKNOWLEDGES THAT SUCH PERSON HAS NOT RELIED ON THE ISSUER, FUIB, THE TRUSTEE, THE SOLICITATION AGENTS, THE PRINCIPAL PAYING AGENT OR THE TABULATION AGENT IN CONNECTION WITH ITS DECISION ON HOW TO VOTE IN RELATION TO THE EXTRAORDINARY RESOLUTION. NOTEHOLDERS SHOULD CONSULT WITH THEIR BROKER, FINANCIAL ADVISER, LEGAL COUNSEL OR OTHER ADVISERS REGARDING THE TAX, LEGAL AND OTHER IMPLICATIONS OF THE SOLICITATION.

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
                         IMPORTANT NOTICE TO NOTEHOLDERS

A Noteholder may communicate Electronic Voting Instructions to the Principal Paying Agent via the Tabulation Agent as to how it wishes the votes in respect of the Note(s) beneficially owned by it to be cast at the Meeting.

The Clearing Systems will require Electronic Voting Instructions with respect to the Extraordinary Resolution for Noteholders who are their accountholders sufficiently in advance of the Expiration Time on the Expiration Date so that such Electronic Voting Instructions may be communicated to the Tabulation Agent prior to the stated deadline.

Noteholders whose Notes are held on their behalf by a broker, dealer, commercial bank, custodian, trust company or Accountholder must contact and request such broker, dealer, commercial bank, custodian, trust company or Accountholder to effect the relevant Electronic Voting Instructions on their behalf sufficiently in advance of the Expiration Time on the Expiration Date in order for such Electronic Voting Instructions to be delivered to the relevant Clearing System in accordance with any deadlines they may set and in time for transmission to the Tabulation Agent prior to the stated deadline.

Noteholders must provide their Electronic Voting Instructions by transmitting them or procuring their transmission to the relevant Clearing System. A Noteholder may (i) approve the Extraordinary Resolution by voting or communicating voting instructions, in favour of the Extraordinary Resolution; or
(ii) reject the Extraordinary Resolution by voting, or communicating voting instructions, against the Extraordinary Resolution, or (iii) abstain from voting action.

Voting instructions must be given to the Tabulation Agent by delivery of an Electronic Voting Instruction or otherwise in accordance with the usual procedures of the Clearing Systems. (See "Voting and Quorum - Delivery of Electronic Voting Instructions" below.) If the Extraordinary Resolution is passed at the Meeting, each Noteholder will be bound by the Extraordinary Resolution, whether or not such Noteholder was present at such Meeting and whether or not such Noteholder voted in respect of, or in favour of, the Extraordinary Resolution.

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
                                TABLE OF CONTENTS

SUMMARY........................................................................6
DOCUMENTS INCORPORATED BY REFERENCE............................................9
DEFINITIONS...................................................................10
EXPECTED TIMETABLE OF EVENTS..................................................13
TAX CONSEQUENCES..............................................................14
BACKGROUND TO SOLICITATION....................................................15
THE SOLICITATION..............................................................21
VOTING AND QUORUM.............................................................22
GENERAL/CONTACT DETAILS.......................................................26
APPENDIX: FORM OF NOTICE OF THE MEETING.......................................27

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
                                     SUMMARY

The following summary is provided solely for the convenience of Noteholders. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Memorandum, including under the heading "The Solicitation".

The Solicitation

FUIB is soliciting the approval of the Noteholders, by way of Extraordinary Resolution, of the Amendments to certain provisions of the Conditions, the Loan Agreement and the Trust Deed, in exchange for the Partial Redemption Amount as described herein. A meeting of the Noteholders is being convened for the purpose of obtaining their approval of such Amendments.

Among other things, FUIB has requested that the Noteholders approve the following changes to the Conditions, the Loan Agreement and the Trust Deed to take effect on the Effective Date or, in the case of 3 and 4 below, the Settlement Date:

      1. The extension of the final maturity date of the Notes from 16 February 2010 to 31 December 2014;

      2. The extension of the repayment date of the Loan from 16 February 2010 to 31 December 2014;

      3. The change of the rate of interest of the Notes from 9.750 per cent. per annum to 11 per cent. per annum;

      4. The change of the rate of interest of the Loan from 9.750 per cent. per annum to 11 per cent. per annum;

      5.    The addition of a partial repayment clause under the Loan;

      6. The change to the frequency of the payment of interest under the Notes from semi-annually to quarterly;

      7. The change to the frequency of the payment of interest in the Loan from semi-annually to quarterly;

      8. The change in the minimum denomination of the Notes from U.S.$100,000 to U.S.$90,000;

      9.    The addition of a partial redemption under the Notes;

      10.   The addition of an event of default in the Loan;

      11. The change of name from Close Joint-Stock Company "First Ukrainian International bank" to PUBLIC JOINT STOCK COMPANY "FIRST UKRAINIAN INTERNATIONAL BANK";

      12. The amendment of the definition of Permitted Security Interest in the Loan; and

      13. All other consequential changes to the Conditions, the Loan Agreement or the Trust Deed as are necessary for or expedient to the modifications set out above in paragraphs (1) to (12) above.

Quorum

The quorum required at the Meeting shall be two or more persons present in person holding, or being proxies and representing or holding, not less than two thirds of the aggregate principal amount of the outstanding Notes, provided however that so long as at least the Relevant Fraction (as defined in Schedule 4 (Provisions for Meetings of Noteholders) in the Trust Deed) of the aggregate principal amount of the outstanding Notes is represented by a Global Note Certificate or a single Individual Note Certificate, a single voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two voters for the purposes of forming a quorum.

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If within 15 minutes after the time fixed for the Meeting, a quorum is not present, the Meeting shall be adjourned for such period, being not less than 14 days nor more than 42 days, and to such time and place as may be approved by the chairman (with the approval of the Trustee) either at or subsequent to the Meeting. Notice of any adjourned Meeting shall be given in the same manner as notice of the original Meeting, save that 10 days notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be given. At any adjourned Meeting, the quorum shall be two or more persons present in person holding, or being proxies and representing or holding, not less than one-third of the aggregate principal amount of the outstanding Notes, provided however that, so long as at least the Relevant Fraction (as defined in Schedule 4 (Provisions for Meetings of Noteholders) in the Trust Deed) of the aggregate principal amount of the outstanding Notes is represented by a Global Note Certificate or a single Individual Note Certificate, a single voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two voters for the purposes of forming a quorum.

If the Meeting is adjourned for lack of quorum, it is the intention of FUIB to arrange for a notice convening the adjourned Meeting to be held as soon as reasonably practicable (in accordance with the Meeting Provisions (as defined below)) following such adjournment.

Required Majority

To be passed at the Meeting, the Extraordinary Resolution requires a majority of not less than three-quarters of the votes cast. If passed, the Extraordinary Resolution shall be binding on all the Noteholders, whether or not present at the Meeting, and each of them shall be bound to give effect to it accordingly.

Partial Redemption Amount

The Partial Redemption Amount is being offered to each Noteholder who approves the Extraordinary Resolution by delivering (and not subsequently revoking) Electronic Voting Instructions in favour of the Extraordinary Resolution at the Meeting at which the Extraordinary Resolution is passed, in consideration for, and subject to, the passing of the Extraordinary Resolution, as further described herein.

Subject to the terms and conditions specified in this Memorandum, Noteholders who submit a valid Electronic Voting Instruction, in favour of the Extraordinary Resolution by no later than 10.00 a.m. (London time) on the Expiration Date and who do not revoke their Electronic Voting Instruction or otherwise make arrangements to abstain from voting in respect of the Extraordinary Resolution will be entitled to receive the Partial Redemption Amount if the Extraordinary Resolution is duly passed and becomes effective in accordance with its terms and the Effective Date occurs. Noteholders who have submitted Electronic Voting Instructions prior to 10.00 a.m. on the Expiration Date shall not be entitled to revoke such instruction after such time on such date, unless otherwise required by law or permitted by the Trust Deed. See "Revocation of Voting Instructions" below. The Partial Redemption Amount payable to a Noteholder shall be an amount (rounded down to the nearest U.S.$1,000) equal to 8 per cent. of the Qualifying Notes held by such Noteholder. By payment of the Partial Redemption Amount on the Partial Redemption Date, such principal amount of Notes of the relevant Noteholders as is equal to the Partial Redemption Amount will be redeemed by the Issuer.

Noteholders who submit or deliver their Electronic Voting Instructions after the Expiration Date will not be eligible to vote nor to receive the Partial Redemption Amount.

The Partial Redemption Amount will be transferred to Noteholders to whom it is payable on the Partial Redemption Date together with accrued interest on the Partial Redemption Amount subject to the Extraordinary Resolution having been duly passed and having become effective in accordance with its terms.

Accrued Interest

Subject to the Extraordinary Resolution having been duly passed and having become effective in accordance with its terms and the Effective Date occurring, all Noteholders shall be paid Accrued Interest on the Settlement Date.

Voting Procedures

Voting instructions may only be delivered through Accountholders in accordance with the customary procedures of the Clearing Systems. Beneficial owners of Notes who are not Accountholders must arrange through their broker, dealer, bank, custodian, trust company or other nominee to contact the Accountholder through which

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they hold their Notes in the relevant Clearing System so that voting instructions may be delivered in respect of such Notes.

Revocation of Voting Instructions

Noteholders who have submitted Electronic Voting Instructions prior to 10.00 a.m. on the Expiration Date have a right to revoke such instruction up until such time but not thereafter unless otherwise required by law or permitted by the Trust Deed, by submitting a Revocation Instruction to the relevant Clearing System. Electronic Voting Instructions submitted prior to 10.00 a.m. on the Expiration Date will be irrevocable following that time.

If, after the Expiration Date, the Issuer is required by law to permit revocation, then any Electronic Voting Instruction previously submitted may be validly revoked by submitting a Revocation Instruction to the extent required by law.

Any Noteholder who revokes their Electronic Voting Instruction or otherwise makes arrangements to abstain from voting in respect of the Extraordinary Resolution will not be entitled to receive the Partial Redemption Amount.

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
                       DOCUMENTS INCORPORATED BY REFERENCE

This Memorandum contains important information which Noteholders should read carefully before making any decision with respect to giving Electronic Voting Instructions.

This Memorandum should be read and construed in conjunction with the following documents, each of which is expressly incorporated by reference herein. References to this Memorandum shall mean this document together with each document listed below.

The following documents incorporated by reference herein are available, along with additional copies of this Memorandum, for inspection and/or collection, as indicated below, at any time during normal business hours on any weekday (Saturdays, Sundays and bank and other public holidays excepted) prior to and during the Meeting, at the office of the Principal Paying Agent, The Bank of New York Mellon at: One Canada Square, London E14 5AL, United Kingdom, at the office of the Swiss Paying Agent, Zurich Cantonalbank at: Bahnhofstrasse 9, 8001, Zurich, Switzerland, at the offices of the Solicitation Agents, HSBC Bank plc at: 8 Canada Square, London E14 5HQ, United Kingdom; and ING Bank N.V., London Branch at: 60 London Wall, London EC2M 5TQ, United Kingdom; and at the office of the Tabulation Agent, Lucid Issuer Services Limited at: 436 Essex Road, London N1 3QP, United Kingdom:

-     the Original Trust Deed;

-     the First Supplemental Trust Deed;

-     the Original Loan Agreement;

-     the First Supplemental Loan Agreement; and

-     the Agency Agreement.

In addition, the following documents are available for inspection and collection during the times and at the addresses stated above:

-     this Memorandum;

-     the draft Second Supplemental Trust Deed;

-     the draft Second Supplemental Loan Agreement; and

-     the Notice of the Meeting.

If either of the draft Second Supplemental Trust Deed or the draft Second Supplemental Loan Agreement is amended (in accordance with the terms of the Proposal) after the date of this Memorandum but before the date of the Meeting, Noteholders will be notified of the fact that such amendments have been made by an announcement made via a notice through the Clearing Systems and the revised versions will be made available as aforesaid (marked to indicate changes to the draft made available at the date of this Memorandum) no later than two Business Days before the date of the Meeting and at the Meeting. If either of such documents is amended (in accordance with the terms of the Proposal) after the date of the Meeting but before the Settlement Date, Noteholders will be notified by an announcement made through the Clearing Systems and revised versions will be made available as aforesaid (marked to indicate changes to the draft made available at the date of this Memorandum) on the same day as any such announcement. Any such revised document made available as aforesaid will supersede the previous draft of such document and Noteholders will be deemed to have notice of any changes.

                                   DEFINITIONS

In this Memorandum, the following capitalised terms shall, unless otherwise defined or the context otherwise requires, have the meanings ascribed to them below:

Accountholder               A direct accountholder with the Clearing Systems.

Accrued Interest            All accrued and unpaid interest on the Notes from
                            and including the last interest payment date (being
                            16 August 2009) to (but excluding) the Settlement
                            Date.

Adjourned Expiration Date   Such date (as notified to the Noteholders) on or
                            prior to which Electronic Voting Instructions must be received by the Tabulation Agent in order to be valid in respect of any adjourned Meeting.

Agency Agreement            The Agency Agreement (as defined in the Trust Deed).

Amendments                  Amendments  to the  Conditions  of the  Notes,  the
                            Trust Deed and the Loan Agreement.

Beneficial Owner            Has the meaning set out in "Voting and Quorum -
                            Meeting Provisions".

Borrower                    PUBLIC JOINT STOCK COMPANY "FIRST UKRAINIAN
                            INTERNATIONAL BANK".

Business Day                A day, other than a Saturday or a Sunday or a
                            public holiday, on which commercial banks and foreign exchange markets are open for business in New York, London and Kyiv.

Clearing Systems The clearing and settlement systems operated by Euroclear and Clearstream, Luxembourg, respectively.

Clearstream, Luxembourg     Clearstream Banking, societe anonyme, Luxembourg.

Conditions                  The terms and conditions of the Notes and the term
                            "relevant Conditions" shall be construed accordingly.

Effective Date              Subject to the Extraordinary Resolution having been
                            passed, the date on which both the Second
                            Supplemental Loan Agreement and the Second
                            Supplemental Trust Deed have become effective which (provided that the Meeting is not adjourned) should be no later than 29 December 2009.

Euroclear                   Euroclear Bank S.A./N.V.

Expiration Date             11 December 2009.

Expiration Time             10.00 a.m. London time on the Expiration Date.

Extraordinary Resolution    The Extraordinary Resolution to be proposed and
                            considered at the Noteholders' Meeting.

First Supplemental Loan     The supplemental loan agreement dated 16 May 2007
Agreement                   between the Issuer and FUIB.

First Supplemental Trust    The  supplemental  trust deed dated 21 May 2007
Deed                        between  the Issuer and the Trustee.

FUIB                        PUBLIC JOINT STOCK COMPANY "FIRST UKRAINIAN
                            INTERNATIONAL BANK".

Further Notes               U.S.$125,000,000  9.750 per cent. Loan Participation
                            Notes due 2010 which are consolidated and form a single series with the Original Notes issued by, but without recourse to, the Issuer.

Issuer                      Standard Bank Plc.

Loan The loan to the Borrower made upon and subject to the terms, conditions and provisions of the Loan Agreement.

Loan Agreement              The Original Loan Agreement, as amended by the First
                            Supplemental  Loan Agreement.

NBU                         National Bank of Ukraine

Noteholders                 The beneficial holders of the outstanding Notes.

Noteholders Meeting or      The meeting of the Noteholders to be held at
Meeting                     10.00 a.m.(London time) on 15 December 2009 at
                            Linklaters LLP, One Silk Street, London EC2Y 8HQ,
                            United Kingdom for the purposes of considering and, if thought fit, the passing of the Extraordinary
                            Resolution.

Notes                       The Original Notes and the Further Notes.

Notice of Meeting           The notice to the Noteholders dated 25 November
                            2009 convening the Meeting of the holders of the Notes.

Original Loan Agreement The loan agreement dated 8 February 2007 between the Issuer and FUIB as supplemented, amended or restated from time to time.

Original Notes              U.S.$150,000,000  9.750 per cent. Loan Participation
                            Notes due 2010 issued by, but without recourse to, the Issuer.

Original Trust Deed         The trust deed dated 14 February 2007 between the
                            Issuer and the Trustee constituting the Original
                            Notes as supplemented, amended or restated from time to time.

Partial Redemption Amount   An amount (rounded down to the nearest U.S.$1,000)
                            payable to a Qualifying Noteholder equal to 8 per cent. of the Qualifying Notes held by such Noteholder.

Partial Redemption Date     16 February 2010 (being the repayment date of the
                            Loan prior to its amendment in accordance with the Proposal).

Principal Paying Agent      The Bank of New York Mellon, London Branch (formerly
                            The Bank of New York, London Branch).

Qualifying Noteholder       A Noteholder who validly votes via an Electronic
                            Voting Instruction transmitted to the relevant
                            Clearing System in favour of the Extraordinary
                            Resolution set out in a notice of meeting relating to the Notes dated 25 November 2009.

Qualifying Notes            The aggregate principal amount of Notes of a
                            Qualifying Noteholder in respect of which such Noteholder validly voted in favour of the Extraordinary Resolution via an Electronic Voting
                            Instruction.

Registered Holder           The  Bank of New  York  Depositary  (Nominees)
                            Limited  as  nominee  for the Clearing Systems.

Revocation Instruction      An electronic  instruction  sent by an
                            Accountholder on the instruction of a beneficial owner of a particular nominal amount of the Notes in respect of which an Electronic Voting Instruction was previously submitted, withdrawing such
                            Electronic Voting Instruction and sent to the relevant Clearing System. To be valid the instruction must specify the Notes to which the original Electronic Voting Instruction related, the securities account in which such Notes are credited and any other information required by the relevant Clearing System.

Second Supplemental Loan    The second supplemental loan agreement to be entered
Agreement                   into by the Issuer and FUIB referred to in the
                            Extraordinary Resolution, a draft of which will be available for inspection as described under "Documents Incorporated by Reference".

Second Supplemental Trust   The second supplemental trust deed to be entered
Deed                        into by the Issuer and the Trustee referred to in
                            the Extraordinary Resolution, a draft of which will be available for inspection as described under "Documents Incorporated by Reference".

Settlement Date             Subject to the Extraordinary Resolution having been
                            passed and having become effective in accordance with its terms and the Effective Date having occurred, and provided the Meeting is not adjourned, 31 December 2009.

Solicitation Agents         HSBC Bank plc and ING Bank N.V., London Branch.

Tabulation Agent            Lucid Issuer Services Limited.

Trust Deed                  The Original Trust Deed and the First Supplemental
                            Trust Deed.

Trustee BNY Corporate Trustee Services Limited acting in its capacity as trustee under the Trust Deed.

                          EXPECTED TIMETABLE OF EVENTS

This timetable assumes that (i) the Meeting is quorate on the date on which it is first convened and, accordingly, no adjourned Meetings are required and (ii) new meetings are not convened in respect of the Notes. The Expiration Date, among others, can be amended under the terms of the Proposal. Accordingly, the actual timetable may differ significantly from the expected timetable set out below. The times stated below refer to the relevant time in London on the relevant date.

Noteholders holding Notes in the Clearing Systems should take steps to inform themselves of and to comply with the particular practice and policy of the relevant Clearing System. Noteholders who are not direct accountholders in the Clearing Systems should read carefully the provisions set out under "Voting and Quorum" below.

Event                                            Date and Time

Expiration Date                                  10.00 a.m. on 11 December 2009

Deadline for Noteholders to deliver or procure delivery to the Tabulation Agent of Electronic
Voting Instructions in favour of the
Extraordinary Resolution to be eligible to receive the Partial Redemption Amount.

Latest time for Noteholders to deliver a Revocation Instruction in respect of previously submitted Electronic Voting Instructions.
Noteholders who deliver a Revocation Instruction
(and do not subsequently deliver an Electronic
Voting Instruction in favour of the
Extraordinary Resolution) will not be eligible to receive the Partial Redemption Amount.

Date and time of the Noteholders' Meeting        10.00 a.m. on 15 December 2009

The announcement via the Clearing Systems of     As soon as reasonably
the results of the Meeting.                      practicable after the Meeting.

Effective Date                                   If the Extraordinary Resolution
                                                 is passed, the date on which
                                                 both the Second Supplemental
                                                 Loan Agreement and the Second
                                                 Supplemental Trust Deed have
                                                 become effective, which should
                                                 be no later than 29 December
                                                 2009.

Settlement Date                                  31 December 2009,  subject to
                                                 the Extraordinary  Resolution
                                                 having been  passed  and
Settlement in respect of the Accrued Interest.   having  become effective in
                                                 accordance  with its terms  and
                                                 the  Effective   Date
                                                 occurring.

Partial Redemption Date                          16 February 2010

Settlement in respect of the Partial Redemption Amount.

The above times and dates are indicative only and will depend, among other things, on timely receipt (and non-revocation) of instructions and passing the Extraordinary Resolution. If the meeting is adjourned, the relevant times and dates set out above will be modified accordingly and will be set out in the notice convening such adjourned meeting.

Noteholders are advised to check with any broker, dealer, bank, custodian, trust company or other trustee through which they hold Notes whether such broker, dealer, bank, custodian, trust company or other trustee would require receiving any notice or instructions prior to the deadlines set out above.

                                TAX CONSEQUENCES

In view of the number of different jurisdictions where tax laws may apply to a Noteholder, this Memorandum does not discuss the tax consequences for Noteholders arising from their participation in the Proposal and the Solicitation or in relation to the Amendments. Noteholders are urged to consult their own professional advisers regarding these possible tax consequences under the laws of the jurisdictions that apply to them. Noteholders are liable for their own taxes and have no recourse to the Issuer, FUIB, the Solicitation Agents, the Principal Paying Agent or the Tabulation Agent with respect to taxes arising in connection with the Proposal or the Solicitation.

                           BACKGROUND TO SOLICITATION

The following is a description of the reasons for FUIB wishing to make the Amendments.

Background

The rapid deterioration of the Ukrainian economy amid the global economic slowdown has inevitably impacted FUIB's business. In particular, FUIB has been affected by a significant devaluation (by more than 60 per cent.) of the Ukrainian currency, the hryvnia ("UAH"), and increasing customers' defaults on its corporate and retail loan portfolio.

In addition, an increased level of sovereign risk perception in the past few months has significantly reduced lenders' appetite for further Ukrainian exposure.

On 1 May 2009 FUIB advised the Trustee and the Issuer that it was in breach of certain financial covenants under a syndicated facility agreement and under certain of its trade-related facilities which may have triggered a default under clause 14.3 (Cross Default) of the Loan Agreement. Furthermore, FUIB is in default in respect of repayment of principal under some of its syndicated loan facilities which are currently being restructured.

Liquidity situation

FUIB is not able to meet its outstanding and upcoming debt repayments of over U.S.$750,000,000 in respect of its syndicated and bilateral loans, the Loan Agreement and NBU loans in 2009 and the first quarter of 2010. For the nine months ended 30 September 2009 FUIB experienced a net loss.

As at 30 September 2009, FUIB was in a positive cash position. Most of FUIB's cash is held in UAH and FUIB's ability to convert UAH into USD is hampered by the imposition of foreign exchange restrictions by the National Bank of Ukraine ("NBU"). FUIB is required to hold a certain minimum liquidity amount to remain in compliance with regulatory requirements and maintain its operations as a going concern (the "Minimum Liquidity Amount"). This amount currently constitutes the majority of FUIB's balance sheet cash position. Any liquidity in excess of the Minimum Liquidity Amount is unlikely to be sufficient to ensure timely payments of the amounts due to FUIB's creditors.

Deposit base and loan portfolio

Two significant factors affecting FUIB's liquidity are its deposit base and its loan portfolio.

FUIB's deposit base is predominately short term in nature and is characterised by a high degree of volatility. The volatility is attributed to a range of foreign and domestic factors influencing the behaviour of FUIB's corporate and retail customers. Whilst the deposit base of FUIB has showed signs of stabilising in the recent months, the total deposit base as at 1 October 2009 has decreased substantially since 1 January 2009 with the most significant outflows coming from the corporate deposit base.

2009 has seen a considerable deterioration in the quality of FUIB's loan portfolio as its corporate and retail borrowers suffered in the challenging economic environment. As at 1 October 2009, the level of non-performing loans ("NPLs") constituted a significant part of the overall loan portfolio having substantially increased since 1 January 2009. Both retail and corporate loans saw significant increases in NPLs as at 1 October 2009 compared with 1 January 2009.

As a result, provisioning for bad debts has increased which has had a negative effect on FUIB's profitability.

Current and post-restructuring strategy of FUIB

FUIB's short-term liquidity remains under significant stress. In order to combat these constraints, FUIB has identified the following priorities for its business:

-     maintenance of sufficient balance sheet liquidity levels;

-     management of its loan portfolio quality;

-     improvement of pricing quality and asset and liability management;

-     monitoring efficiency and performance of point of sale networks; and

-     increasing profitability of the bank.

At present the measures being taken by FUIB in furtherance of the above priorities include:

      In corporate banking:

- a complete overhaul of FUIB's corporate banking model with concentration on retention of liquidity. This is achieved by revaluing the loan portfolio of FUIB to account for the increase in loan margins, keeping the maturing loan portfolio in liquid assets and maintaining stricter credit risk controls generally;

- a restriction on lending to new corporate clients with the exception of short-term lending to a selected number of existing corporate clients on a cash collateralised basis;

-     a focus on off-balance sheet operations and other fee generating services;

- restructuring and conversion of distressed corporate loans in USD into UAH; and

-     general cost-cutting initiatives.

      In retail banking:

- a programme to stimulate the growth of retail deposits and loan portfolio management;

- a restriction on new retail loans with the exception of lending towards the purchase by individual customers of distressed assets repossessed by FUIB; and

- introduction of an assistance programme for distressed retail borrowers which comprises rescheduling of distressed loans, refinancing of USD loans in UAH, taking additional security and tailor-made approach to the borrowers depending on their financial circumstances.

It is envisaged that after the debt restructuring is completed FUIB will adopt the following approach to adhere to the priorities set out above:

      In corporate banking:

- maintenance of short-term lending to selected number of existing top clients and retention of medium-sized client base;

- offering innovative products to new and existing clients; improvement in client and product segmentation;

-     scaling down of limits for large corporates;

- margin increase through widening the differential between loan and deposit rates;

- optimisation of credit risk assessment methodology and decision-making process; and

- reduction of operational expenses through automation of main business processes such as payments and deposit-taking.

      In retail banking:

- focus on service quality; investment in marketing and better use of cross-selling opportunities;

- improvement of the decision-making processes for secured loans and cash loans with emphasis on automated systems, credit scoring and fraud prevention;

- margin increase through increasing profitability of retail loan portfolio and reducing the cost of funding;

- improvement of risk profile and profitability by concentrating on short-term lending to prime retail borrowers (including making car loans and offering overdraft facilities for accounts opened as part of direct salary payment arrangements);

- promoting innovative deposit products; changing sales focus from long-term lending to products generating higher commission income such as cards; and

-     reducing operational costs and expanding remote sales channels.

Status of debt restructuring

FUIB has entered into negotiations with its creditors in order to undertake a comprehensive debt rescheduling. A steering committee was formed comprising major lenders chaired by Standard Bank Plc to coordinate discussions with existing lenders.

It is proposed that all existing syndicated and bilateral loans are consolidated into a U.S.$242,000,000 master bank facility ("MFA"). Trade-related financings where FUIB typically has back to back agreements with its clients will continue to be serviced as they fall due.

The MFA will refinance:

      (a) two syndicated loan facilities (a U.S.$154,000,000 facility with Standard Bank Plc as agent and a U.S.$50,000,000 facility with VTB Capital Plc as agent); and

      (b)   bilateral facilities totalling U.S.$38,000,000.

The proposed principal terms of the MFA are:

      (a)   Maturity: 31 December 2014.

      (b) Account charge: FUIB will charge in favour of the security agent under the MFA for the benefit of MFA Lenders its interest in the EUR and USD denominated MFA Lender Realisation Accounts to be opened outside Ukraine (see below).

      (c) Margin: LIBOR + 250bps until 31 December 2012 and LIBOR + 300bps thereafter.

      (d)   Repayment: bullet at maturity.

      (e)   Mandatory  prepayment:  the MFA will include a mechanism for mandatory prepayments to the lenders under the MFA by way of a quarterly cash sweep from the available free cashflow allocated for this purpose. Available free cash is constituted by:

            (i) In respect of quarter dates in 2009, 100 per cent. and in respect of quarter dates thereafter, 66.66 per cent. of the amount of all borrower cash (including cash in FUIB's current accounts less any net increase in retail and corporate deposits and less the amount of Capital Investment the proceeds of which have not yet been applied by FUIB
                  (as described below) and adding cash in the MFA Lender Realisation Accounts (referred to below) and amounts mandatorily prepaid to the NBU intra-quarter) less the Minimum Liquidity Amount ("Borrower Net Cash") less

            (ii) the amount FUIB needs to repay to the NBU (see "NBU support" below).

            Furthermore, FUIB will covenant to ensure cumulative prepayments so that during the term of the MFA as at the end of each calendar year from 2010 to 2013 a minimum cumulative amount of 20 per cent., 30 per cent., 40 per cent. and 50 per cent. respectively is prepaid as a proportion of the original principal amount of the MFA following application of all quarterly cash sweep payments relating to that period.

      (f) Segregated MFA Lender Realisation Accounts: it is proposed that FUIB opens a MFA Lender realisation account in relation to each separate currency (the "MFA Lender Realisation Accounts").

            The USD and EUR denominated MFA Lender Realisation Accounts are to be opened outside Ukraine in the name of FUIB with a MFA Lender. FUIB will grant local law account charges over these accounts in favour of a security trustee or agent on behalf of the MFA Lenders.

            The RUB and UAH denominated MFA Lender Realisation Accounts are to be opened within Ukraine in the name of FUIB with a MFA Lender (but no security will be granted).

            Whenever cash flows from repayment of principal from FUIB's underlying loan portfolios (after taking into account certain limited exceptions) are received by FUIB out of its loan portfolio realisations, FUIB will transfer into the relevant MFA Lender Realisation Account(s) MFA Lenders' anticipated proportionate shares of those receipts (being, until payment of the cash sweep for 31 December 2009, half of the aggregate amount payable to the MFA Lender Realisation Accounts for the 2009 quarter dates (as Borrower Net Cash is to be applied 50:50 between the NBU and the MFA Lenders) and thereafter, one third of such amount (since at that time FUIB retains one third of any positive Borrower Net Cash figure, up to half of the remaining two thirds is allocated to NBU and no less than half of the remaining two thirds is allocated to MFA Lenders)).

            On or before each quarterly cash sweep payment date, FUIB will transfer directly to the agent under the MFA from the USD denominated MFA Lender Realisation Account an amount due to the MFA Lenders under the quarterly mandatory prepayment. If the balance then standing to the credit of the USD denominated MFA Lender Realisation Account is less than the amount due, FUIB will pay the balance from its other sources of USD liquidity.

            The MFA will contain restrictions on FUIB's ability to make withdrawals from the MFA Lender Realisation Accounts and the MFA Lender Realisation Accounts are to be blocked; however the proposal is that FUIB will be permitted to:

            (i)   at any time intra-quarter period, withdraw:

                  (A) an amount proportionate to that obtained by FUIB from other sources to: (1) pay principal and, if necessary, interest on its borrowings (e.g. the MFA, NBU loans, the Loan Agreement) as they fall due in the event of insufficient liquidity being available elsewhere; or
                        (2) manage FUIB's minimum liquidity requirements; or

                  (B) withdraw from a non-USD denominated MFALender Realisation Account to effect conversion or swap into USD and deposit the proceeds of such conversion or swap in the corresponding MFA Lender USD Realisation Account.

            (ii) following payment to the agent under the MFA of the quarterly mandatory prepayment due to the MFA Lenders, withdraw any balance then standing to the credit of any MFA Lender Realisation Account following that payment, for use towards its general corporate purposes.

      (g) Interest servicing: it is anticipated that FUIB will service interest payments due under its borrowings out of its operating cash flows (represented by fees and interest FUIB receives from its customers) which will not be deposited into the MFA Lender Realisation Accounts. As mentioned above, FUIB will be able to access the MFA Lender Realisation Accounts in the event the operating cash flows are insufficient to discharge its interest payment obligations.

      (h) New capital: please see "Shareholders' structure and Capital Investment" below.

All relevant lenders under the MFA have agreed in principle with the debt rescheduling proposal and the MFA documentation is in the process of being prepared. A term sheet for the MFA has been agreed amongst the working parties for the proposed MFA and is endorsed by the lenders' steering committee.

The Consent Solicitation forms part of FUIB's proposed debt rescheduling and the MFA is to be conditional on the successful passing of the proposed Extraordinary Resolution.

Shareholders' structure and Capital Investment

The principal  shareholder of FUIB is LLC "SCM Finance"  (Ukraine)
(89.87 per cent.) ("SCM"). The rest of the shares are held by USH Ukrainian Steel Holdings Ltd (Cyprus) (10.00 per cent.) and private investors (0.13 per cent.).

FUIB benefits from the endorsement of the ongoing restructuring by its principal shareholder. More specifically, as part of the restructuring proposal SCM has agreed to procure a capital investment for FUIB equivalent to U.S.$75,000,000 (the "Capital Investment") of which an amount equivalent to U.S.$25,000,000 has already been provided by way of subordinated debt. The remaining amount equivalent to U.S.$50,000,000 will be provided by the end of 2010 by way of a subordinated loan, a subscription for shares or any other form of equity contribution. If the Capital Investment is not provided as required, this will result in an event of default under the MFA and, if the Proposal is implemented, the Loan Agreement.

NBU Support

FUIB has obtained liquidity support loans in UAH from NBU. The outstanding amount in respect of the NBU loans is approximately equivalent to U.S.$260,000,000. Around 45 per cent. (by outstanding amount) of the NBU loans are due in December 2009 with the remaining 55 per cent. due in the first quarter of 2010. All NBU loans are secured by pledges over certain loans from the FUIB portfolio or mortgages over real estate of FUIB which makes NBU a secured creditor with the requisite priority ranking.

NBU is supportive of the restructuring efforts of Ukrainian banks generally. FUIB is in continuing discussions with NBU with a view to extend the maturities of its NBU loans and change the repayment profile to accommodate the restructuring proposal. The restructuring proposal envisages that NBU participates in the mandatory cash sweep mechanism described above by agreeing to receive an amount representing 50 per cent. of the Borrower Net Cash towards repayment of the NBU loans. Evidence of NBU support for the debt restructuring is a condition precedent to the availability of funds under the MFA and failure by NBU to extend the maturity of the NBU loans will (subject to a materiality threshold to be agreed) constitute an event of default under the MFA (and therefore will constitute an event of default under Clause 14.3 (Cross Default) of the Loan Agreement).

Recent Legislative Developments

Maximum interest rate

Starting from 15 November 2009, NBU reintroduced the maximum interest rates limitations that had been in force in Ukraine before October 2008.

As a result, residents of Ukraine are only permitted to borrow foreign loans with the following cost of funding limitations:

For fixed interest rate loans with a maturity of:

-     less than 1 year - maximum 9.8 per cent. per annum;

-     from 1 to 3 years - maximum 10 per cent. per annum; and

-     over 3 years - maximum 11 per cent. per annum;

For floating interest rate loans:

-     USD 3 months LIBOR rate plus 750 basis points.

For the purposes of calculating interest rates stated above, the total cost of funding under cross-border loan agreement should include interest, commissions, fees, default interest and other payments which a Ukrainian borrower would be required to make under such loan agreement.

NBU will not register any amendment to foreign currency loans if this would result in the total cost of funding under such agreement exceeding the relevant cost of funding limitation above.

Restriction on prepayment

On 24 November 2009 a new Ukrainian anti-crisis law became effective. This law introduces a number of significant changes to the banking and tax legislation and the Ukrainian currency control regime.

In particular, the new law prohibits "early performance" by Ukrainian entities of their obligations under cross-border loan agreements. Furthermore, the Ukrainian borrowers are prohibited from introducing amendments into their cross-border loan agreements having the effect of shortening the maturity of loans or allowing for prepayment of the respective loans. NBU has been instructed to suspend registration of any such amendments. The law applies to any early repayment of the loan which would cover voluntary prepayments by the borrowers and acceleration by the lenders.

The restrictions promulgated by this law are expressed to be of temporary nature in force until 1 January 2011.

Conclusion

If the Consent Solicitation procedure is not successful, FUIB will be unable to meet its obligations to make payments under the Loan Agreement, which in turn would affect the ability of the Issuer to make payments under the Notes. Moreover, FUIB's liquidity position will deteriorate further thereby increasing the risk of NBU involvement and imposition of temporary administration, a moratorium on debt repayments or other regulatory measures.

Among other things, FUIB has requested that the Noteholders approve the following changes to the Conditions, the Loan Agreement and Trust Deed to take effect on the Effective Date or, in the case of 3 and 4 below, the Settlement
Date:

      1. The extension of the final maturity date of the Notes from 16 February 2010 to 31 December 2014;

      2. The extension of the repayment date of the Loan from 16 February 2010 to 31 December 2014;

      3. The change of the rate of interest of the Notes from 9.750 per cent. per annum to 11 per cent. per annum;

      4.    The  change  of the rate of  interest  of the Loan from
            9.750 per cent.  per annum to 11 per cent. per annum;

      5.    The addition of a partial repayment clause under the Loan;

      6. The change to the frequency of the payment of interest under the Notes from semi-annually to quarterly;

      7. The change to the frequency of the payment of interest in the Loan from semi-annually to quarterly;

      8. The change in the minimum denomination of the Notes from U.S.$100,000 to U.S.$90,000;

      9.    The addition of a partial redemption under the Notes;

      10.   The addition of an event of default in the Loan;

      11. The change of name from Close Joint-Stock Company "First Ukrainian International bank" to PUBLIC JOINT STOCK COMPANY "FIRST UKRAINIAN INTERNATIONAL BANK";

      12. The amendment of the definition of a Permitted Security Interest in the Loan; and

      13. All other consequential changes to the Conditions, the Loan Agreement or the Trust Deed as are necessary or expedient to the modifications set out above in paragraphs (1) to (12) above.

                                THE SOLICITATION

General

FUIB is soliciting the approval of the Noteholders, by way of Extraordinary Resolution, of the Amendments. In consideration for, and subject to, the passing of the Extraordinary Resolution by the Noteholders, FUIB is offering to the Noteholders (subject to the terms and conditions set out in this Memorandum) an amount (rounded down to the nearest U.S.$1,000) equal to 8 per cent. of the Qualifying Notes held by a Qualifying Noteholder (the "Partial Redemption Amount"). By payment of the Partial Redemption Amount on the Partial Redemption Date, such principal amount of Notes of the relevant Noteholder as is equal to the Partial Redemption Amount will be redeemed by the Issuer.

In each case where amounts are stated to be payable in respect of the Notes, the obligation of the Issuer to make any such payment shall constitute an obligation only to account to the Noteholders, on each date upon which such amounts of principal, interest and additional amounts (if any) are due in respect of the Notes, for all amounts, if any, actually received by or for the account of the Issuer pursuant to the Loan Agreement less amounts in respect of the Reserved Rights as defined in the Loan Agreement. The Issuer will have no other financial obligation under the Notes.

The delivery of an Electronic Voting Instruction by a Noteholder will constitute a binding agreement between such Noteholder and the Issuer in accordance with the terms and subject to the conditions set out in this Memorandum and in the Electronic Voting Instruction. Such agreement will become binding upon receipt by the relevant Clearing System of a valid Electronic Voting Instruction.

Electronic Voting Instructions should not be sent to the Principal Paying Agent, the Tabulation Agent, the Trustee, the Solicitation Agents, the Issuer or FUIB.

Settlement

Subject to the Extraordinary Resolution having been passed at the Meeting (or adjourned meeting, as the case may be) and having become effective in accordance with its terms and the occurrence of the Effective Date, (i) Accrued Interest will be transferred to Noteholders on the Settlement Date, which (if the Meeting is not adjourned) will be 31 December 2009 and (ii) the Partial Redemption Amount will be transferred to Qualifying Noteholders on the Partial Redemption Date (together with interest accrued from (and including) the Settlement Date to (but excluding) the Partial Redemption Date at the rate of interest applicable from the Settlement Date).

The Solicitation Agents

FUIB has retained HSBC Bank plc and ING Bank N.V., London Branch to act as solicitation agents in connection with the Solicitation (the "Solicitation Agents"). The Solicitation Agents will solicit votes in favour of the Extraordinary Resolution from Noteholders on behalf of FUIB.

Disclaimer of the Issuer, the Trustee, the Principal Paying Agent, the Tabulation Agent and the Solicitation Agents

In accordance with normal practice, none of the Issuer, the Trustee, the Principal Paying Agent, the Tabulation Agent or the Solicitation Agents expresses any opinion as to the merits of the Amendments. None of the Issuer, the Trustee, the Principal Paying Agent, the Tabulation Agent or the Solicitation Agents has been involved in formulating the Amendments or makes any representation that all relevant information has been disclosed to Noteholders in or pursuant to this Memorandum and/or the Notice of the Meeting. Accordingly, any Noteholder who is in doubt as to the impact of the implementation of the Amendments should seek their own legal and financial advice.

Amendment and Termination of the Solicitation and the Proposal

Each of the Issuer and FUIB reserves the right, at its sole discretion, at any time prior to the Expiration Date or the Adjourned Expiration Date, as the case may be, to terminate, extend, modify or waive any of the terms of the Proposal or the Solicitation, including as to (i) amend the terms of the Proposal or the Solicitation; (ii) modify the form or amount of the Partial Redemption Amount (or the conditions relating to the payment thereof); or (iii) terminate, amend or vary the procedures related to the Proposal or the Solicitation (including any changes as to the relevant time limits and/or deadlines relating to the Electronic Voting Instructions), as set out in this Memorandum.

Any such amendment, extension, modification or waiver will be followed as promptly as practicable by a public announcement thereof by or on behalf of the Issuer and FUIB. In the event that the Proposal or the Solicitation is terminated, the Meeting will still be held; however, FUIB will not be obliged to pay the Partial Redemption Amount, whether or not the Extraordinary Resolution is passed.

                                VOTING AND QUORUM

Noteholders who wish to vote must do so in accordance with the procedures of the relevant Clearing System. Noteholders should note that they must allow sufficient time for compliance with the standard operating procedures of the Clearing Systems in order to ensure delivery of their voting instructions to the Tabulation Agent in advance of the Expiration Time on the Expiration Date.

A beneficial owner of Notes held through a broker, dealer, commercial bank, custodian, trust company or Accountholder must provide appropriate instructions to such person in order to cause Electronic Voting Instructions to be delivered with respect to such Notes. Beneficial owners of Notes are urged to contact any such person promptly to ensure timely delivery of such Electronic Voting Instructions.

If Electronic Voting Instructions are not received from or on behalf of a Noteholder by a Clearing System (and such Noteholder does not otherwise make arrangements to vote at the Meeting or to attend in person by appointing a proxy also in advance of the Expiration Time on the Expiration Date), such Noteholder will be deemed to have declined to vote in respect of the Extraordinary Resolution.

Meeting Provisions

The provisions governing the convening and holding of the Meeting (the "Meeting Provisions") are set out in Schedule 4 to the Trust Deed, copies of which are available for inspection as described herein. See "Documents Incorporated by Reference" above.

IMPORTANT: The Notes are currently in the form of a Global Note Certificate. The Global Note Certificate is held by a common depositary for Euroclear and Clearstream, Luxembourg. Each person (a "Beneficial Owner") who is the owner of a particular nominal amount of the Notes through Euroclear, Clearstream, Luxembourg or their respective account holders ("Accountholders"), should note that such person will not be a Noteholder for the purposes of this Notice and will only be entitled to attend and vote at the meeting or appoint a proxy to do so in accordance with the procedures set out below. On this basis, the only Noteholder for the purposes of this Notice will be the registered holder of the Global Note Certificate which is The Bank of New York Depositary (Nominees) Limited as nominee for the Clearing Systems (the "Registered Holder").

The Registered Holder may by instrument in writing in the English language (a "form of proxy") in the form available from the specified office of the Registrar specified below signed by the Registered Holder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the specified office of the Registrar not less than 48 hours before the time fixed for the Meeting, appoint a named individual or individuals (a "proxy") to vote in respect of the Notes held by such Registered Holder at the Meeting (or any adjourned such Meeting).

Any proxy so appointed shall, so long as such appointment remains in force, be deemed for all purposes in connection with the meeting to be the holder of the Notes to which such appointment relates and the Registered Holder of the Notes shall be deemed for such purposes not to be the holder.

Submission of an Electronic Voting Instruction represents a direction from the Beneficial Owner through his Accountholder for the Registered Holder to appoint the Principal Paying Agent or any one of its employees (as the Registered Holder shall determine) as proxy to cast the votes relating to the Notes in which he has an interest at the Meeting (or any adjourned such Meeting).

Alternatively, Beneficial Owners and Accountholders who wish a different person to be appointed as their proxy to attend and vote at the Meeting (or any adjourned such meeting) should contact the relevant Clearing System to make arrangements for such person to be appointed as a proxy (by the Registered Holder) in respect of the Notes in which they have an interest for the purposes of attending and voting at the Meeting (or any adjourned such Meeting).

In either case, Beneficial Owners must have made arrangements to vote with the relevant Clearing System by not later than 48 hours before the time fixed for the Meeting and within the relevant time limit specified by the relevant Clearing System and request or make arrangements for the relevant Clearing System to block the Notes in the relevant Accountholder's account and to hold the same to the order or under the control of the Principal Paying Agent. Such arrangements may be revoked by no later than 48 hours before the time fixed for the Meeting.

An Accountholder whose Notes have been blocked will thus be able to procure that an Electronic Voting Instruction is given in accordance with the procedures of the relevant Clearing System to the Tabulation Agent.

Blocking of Accounts

Subject to the paragraph below, at the time an Accountholder delivers an Electronic Voting Instruction to the Principal Paying Agent and the Tabulation Agent in accordance with the procedures of the Clearing Systems, such Accountholder must also request the relevant Clearing System to block the Notes in his account and to hold the same to the order or under the control of the Principal Paying Agent.

Subject to below, any Note(s) so held and blocked for either of these purposes will be released to the Accountholder by the relevant clearing system on the earliest of (i) as soon as reasonably practicable after the Effective Date and
(ii) upon such Note(s) ceasing in accordance with the procedure of the relevant Clearing System and with the agreement of the Principal Paying Agent to be held to its order or under its control in the relevant Clearing System; provided, however, in the case of (ii) above, that, if the Principal Paying Agent has caused a proxy to be appointed in respect of such Note(s), such Note(s) will not be released to the relevant Accountholder unless and until the Principal Paying Agent has notified the Issuer of the necessary revocation of or amendment to such proxy.

IN ADDITION, THOSE NOTES OF A QUALIFYING HOLDER WHICH ARE TO BE REDEEMED ON THE PARTIAL REDEMPTION DATE WILL CONTINUE TO BE BLOCKED UNTIL THE PARTIAL REDEMPTION DATE. ALL OTHER NOTES OF SUCH QUALIFYING NOTEHOLDER WILL BE RELEASED PURSUANT TO THE PARAGRAPH ABOVE.

Form and Content of Electronic Voting Instructions

Electronic Voting Instructions must comply with and be transmitted in accordance with the usual procedure of the relevant Clearing System, so as to be received by a Clearing System sufficiently in advance of the Expiration Time on the Expiration Date.

Electronic Voting Instructions should clearly specify whether the Noteholder wishes to vote in favour of or against the Extraordinary Resolution.

Acceptance of Electronic Voting Instructions

Upon the terms and subject to the conditions contained in the Meetings' Provisions and applicable law, the Issuer will accept all Electronic Voting Instructions validly given and all votes cast at the Meeting representing such Electronic Voting Instructions.

The Issuer's and FUIB's Interpretation Final

The Issuer's and FUIB's interpretation of the terms and conditions of the Proposal and the Solicitation shall be final and binding. No alternative, conditional or contingent giving of Electronic Voting Instructions will be accepted. Unless waived by the Issuer or FUIB, any defects or irregularities in connection with the giving of Electronic Voting Instructions must be cured within such time as is permitted in accordance with the procedures of the relevant Clearing System. None of the Issuer, FUIB, the Trustee, the Principal Paying Agent, the Tabulation Agent, the Solicitation Agents or any other person will be under any duty to give notification of any defects or irregularities in such Electronic Voting Instructions nor will such entities incur any liability for failure to give such notification. Such Electronic Voting Instructions will not be deemed to have been delivered until such defects or irregularities have been cured or waived.

All questions as to the validity, form and eligibility (including timing of receipt) in relation to Electronic Voting Instructions will be determined by the Issuer and/or FUIB in their sole discretion, which determination shall be conclusive and binding. The Issuer and/or FUIB reserve the right to reject any or all Electronic Voting Instructions that are not in proper form or the acceptance of which could, in the opinion of the Issuer and/or FUIB or their counsel, be unlawful. The Issuer and/or FUIB also reserve the right to waive any and all defects or irregularities in connection with deliveries of particular Electronic Voting Instructions, including, without limitation, with respect to the timing of delivery of such Electronic Voting Instructions, whether or not similar defects or irregularities are waived in respect of other Electronic Voting Instructions.

Required Quorum

The quorum required at the Meeting shall be two or more persons present in person holding, or being proxies and representing or holding, not less than two-thirds of the aggregate principal amount of the outstanding Notes, provided however that, so long as at least the Relevant Fraction (as defined in Schedule 4 (Provisions for Meetings of Noteholders) in the Trust Deed) of the aggregate principal amount of the outstanding Notes is represented by a Global Note Certificate or a single Individual Note Certificate, a single voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two voters for the purposes of forming a quorum.

If within 15 minutes after the time fixed for the Meeting a quorum is not present, the Meeting shall be adjourned for such period, being not less than 14 days nor more than 42 days, and to such time and place as may be appointed by the chairman (with the approval of the Trustee) either at or subsequent to the Meeting. Notice of any adjourned Meeting shall be given in the same manner as, and shall contain the same information required for, notice of the original Meeting, save that 10 days' notice (exclusive of the day on which notice is given and of the day on which the Meeting is to be resumed) shall be sufficient and shall contain the quorum requirements which will apply when the Meeting resumes.

At any adjourned Meeting, the quorum shall be two or more persons present in person holding Notes or being proxies and representing or holding not less than one-third of the aggregate principal amount of the outstanding Notes, provided however that, so long as at least the Relevant Fraction (as defined in Schedule 4 (Provisions for Meetings of Noteholders) in the Trust Deed) of the aggregate principal amount of the outstanding Notes is represented by a Global Note Certificate or a single Individual Note Certificate, a single voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two voters for the purposes of forming a quorum.

Required Majority

To be passed in relation to the Notes, the Extraordinary Resolution must be passed at a Meeting duly convened and held in accordance with the provisions of
Schedule 4 to the Trust Deed by a majority of not less than three-quarters of the votes cast.

Voting at the Meeting

Except where the proviso to paragraph 8 (Quorum) of the provisions of Schedule 4 to the Trust Deed applies, every question submitted to the Meeting shall be decided in the first instance by a show of hands.

Unless a poll is validly demanded before or at the time that the result is declared, the chairman's declaration that on a show of hands the Extraordinary Resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the Extraordinary Resolution.

A demand for a poll shall be valid if it is made by the chairman, the Issuer, the Trustee or one or more persons representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the chairman directs, but any poll demanded on the election of the chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the chairman directs.

On a show of hands every holder of the Notes who is present in person or any person who is a proxy or a representative shall have one vote. On a poll every such person shall have one vote in respect of each U.S.$1,000 in aggregate face amount of the outstanding Note(s) represented by him. Without prejudice to the obligations of the proxies, a person entitled to more than one vote shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way. In the case of a voting tie, the chairman shall have a casting vote.

Consequences of the Extraordinary Resolution being Approved

If the Extraordinary Resolution is duly passed at the Meeting duly convened and held in accordance with the Trust Deed, the Extraordinary Resolution shall be binding on all the Noteholders, whether or not present at the Meeting, and each of them shall be bound to give effect to it accordingly.

                             GENERAL/CONTACT DETAILS

This Memorandum, and any non-contractual obligations arising out of or in connection with it, are governed by, and shall be construed in accordance with, English law.

Any questions regarding the terms of the Proposal or the Solicitation may be directed to the Solicitation Agents at the addresses and telephone numbers specified below:

The Solicitation Agents are:

               HSBC BANK PLC                    ING BANK N.V., LONDON BRANCH
              8 Canada Square                         60 London Wall
              London E14 5HQ                          London EC2M 5TQ
              United Kingdom                           United Kingdom
   Attention: Liability Management Group      Attention: Global Debt Syndicate
    By telephone: +44 (0) 20 7991 5874       By telephone: +44 (0) 20 7767 5107
     By email: fuib-consent@hsbcib.com      By email: debt.syndicate@uk.ing.com
    By facsimile: +44 (0) 20 7991 4853       By facsimile: +44 (0) 20 7767 7284

The Tabulation Agent is:

                          LUCID ISSUER SERVICES LIMITED
                                 436 Essex Road
                                  London N1 3QP
                                 United Kingdom
                       By telephone: +44 (0) 20 7704 0880
                           By email: fuib@lucid-is.com
                         By facsimile: +44 (0) 7067 9098
                             Attention: Lee Pellicci

The Principal Paying Agent is:

                   THE BANK OF NEW YORK MELLON, LONDON BRANCH
                                One Canada Square
                                 London E14 5AL
                                 United Kingdom

The Swiss Paying Agent is:

                               ZURICH CANTONALBANK
                                Bahnhofstrasse 9
                                   8001 Zurich
                                   Switzerland

The Registrar is:

                     THE BANK OF NEW YORK (LUXEMBOURG) S.A.
                               Aerogold Center, 1A
                                Hoehenhof, L-1736
                                  Senningerberg
                                   Luxembourg

                     APPENDIX: FORM OF NOTICE OF THE MEETING

  THIS NOTICE IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN
     ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU SHOULD CONSULT YOUR OWN
                  INDEPENDENT PROFESSIONAL ADVISERS IMMEDIATELY

 THE PROPOSAL MADE BY THE BORROWER, WHICH RELATES TO THE MEETING OF NOTEHOLDERS
   BEING CONVENED BY THE ISSUER, IS NOT BEING MADE AND WILL NOT BE MADE IN OR
     INTO THE REPUBLIC OF ITALY. NEITHER THIS NOTICE NOR ANY OTHER DOCUMENT RELATING TO THE MEETING OF NOTEHOLDERS HAS BEEN PREPARED FOR PURPOSES OF ANY
   SOLICITATION OR OFFER TO PURCHASE NOTES IN THE REPUBLIC OF ITALY, AND THIS
             NOTICE AND SUCH OTHER DOCUMENTS MAY NOT BE DISTRIBUTED
    OR MADE AVAILABLE IN THE REPUBLIC OF ITALY FOR SUCH PURPOSE. NEITHER THIS NOTICE NOR ANY OTHER DOCUMENT RELATING TO THE MEETING OF NOTEHOLDERS HAS BEEN
SUBMITTED TO THE CLEARANCE PROCEDURE OF THE COMMISSIONE NAZIONALE PER LE SOCIETA
          E LA BORSA (CONSOB) PURSUANT TO ITALIAN LAWS AND REGULATIONS.

  THE CONSENT SOLICITATION IS MADE FOR THE SECURITIES OF A NON-US COMPANY. THE
     CONSENT SOLICITATION IS SUBJECT TO DISCLOSURE REQUIREMENTS OF A NON-US
           COUNTRY THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES.

  IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE UNITED STATES FEDERAL SECURITIES LAWS, SINCE FUIB AND ALL OF
  ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF A NON-US COUNTRY. YOU MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS, IN A NON-US COURT
   FOR VIOLATIONS OF THE UNITED STATES SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES, OR A FOREIGN SOVEREIGN STATE, TO
             SUBJECT THEMSELVES TO A UNITED STATES COURT'S JUDGMENT.

 YOU SHOULD BE AWARE THAT FUIB MAY PURCHASE SECURITIES OTHERWISE THAN UNDER THE
   CONSENT SOLICITATION, SUCH AS IN THE OPEN MARKET OR IN PRIVATELY NEGOTIATED
                                   PURCHASES.

   THE CONSENT SOLICITATION MAY NOT BE MADE IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S
    UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
       SECURITIES ACT. THERE WILL BE NO PUBLIC OFFER OF SECURITIES IN THE
                                 UNITED STATES.

                                NOTICE OF MEETING

                                STANDARD BANK PLC
                                 (the "Issuer")
                       (incorporated in England and Wales)

                          in respect of the outstanding

     U.S.$150,000,000 9.750 per cent. Loan Participation Notes due 2010 (the "Original Notes") and the U.S.$125,000,000 9.750 per cent. Loan Participation
       Notes due 2010 which are consolidated and form a single series with the Original Notes (the "Further Notes" and together with the Original Notes, the "Notes") issued by, but without recourse to, the Issuer for the sole purpose of funding a loan to

         PUBLIC JOINT STOCK COMPANY "FIRST UKRAINIAN INTERNATIONAL BANK"
                           ("FUIB" or the "Borrower")
                            (incorporated in Ukraine)

ISIN:XS0287015787      Common Code: 028701578     Swiss Security Number: 2922365

NOTICE IS HEREBY GIVEN that, pursuant to the provisions of Schedule 4 to the Trust Deed (as defined below) constituting the Notes and made between the Issuer and the Trustee as trustee for the Noteholders, a Meeting of the Noteholders will be held on 15 December 2009 at the offices of Linklaters LLP, One Silk Street, London EC2Y 8HQ, United Kingdom, at 10.00 a.m. (London time) for the purpose of considering and, if thought fit, passing the following resolution which (with the exception of the italicised wording below) will be proposed as an Extraordinary Resolution in accordance with the provisions of the Trust Deed. Unless the context otherwise requires, capitalised terms used in this notice shall bear the meanings given to them in the Memorandum (as defined below).

                            EXTRAORDINARY RESOLUTION

"THAT THIS MEETING (the "Meeting") of the holders (the "Noteholders") of the U.S.$150,000,000 9.750 per cent.

Loan Participation Notes due 2010 (the "Original Notes") and the U.S.$125,000,000 9.750 per cent. Loan Participation Notes due 2010 which are consolidated and form a single series with the Original Notes (the "Further Notes" and together with the Original Notes, the "Notes") issued by but without recourse to, Standard Bank Plc (the "Issuer") for the sole purpose of funding a loan to PUBLIC JOINT STOCK COMPANY "FIRST UKRAINIAN INTERNATIONAL BANK"
("FUIB" or the "Borrower") pursuant to a loan agreement between the Issuer and FUIB dated 8 February 2007 (the "Original Loan Agreement") as supplemented by a supplemental loan agreement dated 16 May 2007 (the "First Supplemental Loan Agreement", and the Original Loan Agreement as amended by the First Supplemental Loan Agreement being the "Loan Agreement"), and constituted by a trust deed dated 14 February 2007 between the Issuer and BNY Corporate Trustee Services Limited (the "Trustee") (the "Original Trust Deed") as supplemented by a supplemental trust deed dated 21 May 2007 (the "First Supplemental Trust Deed" and together with the Original Trust Deed, the "Trust Deed"), by Extraordinary Resolution (as defined in the Trust Deed) HEREBY:

(1) assents to and approves, and authorises, directs, requests and empowers the Trustee to agree to, the amendment of the Loan Agreement by way of a second supplemental loan agreement in the manner set out in the draft second supplemental loan agreement which, if this Extraordinary Resolution is duly passed, will be entered into between the Issuer and FUIB (the "Second Supplemental Loan Agreement"), and in particular the amendment of the Loan Agreement by:

      (i)   amending Clause 1.1 thereof as follows:

                  (a)   adding the following definition:

                        ""Amendment Borrowing Date" means the Settlement Date";

                  (b)   adding the following definition:

                        ""Partial Repayment Date" means 16 February 2010";

                  (c)   adding the following definition:

                        ""Partial Repayment Notice Date" means 29 December 2009 (or such date as may be agreed between the Lender and the Borrower, which shall be no later than two Business Days prior to the Settlement Date)";

                  (d)   adding the following definition:

                        ""Settlement Date" means 31 December 2009 (or such later date as may be agreed between the Lender and the Borrower, which shall be no later than 15 days after a resolution of the holders of the Funding Instruments has been validly passed in relation to certain amendments to the terms of the Funding Instruments as set out in a notice of meeting to such holders on 25 November 2009)";

                  (e) the definition of "First Interest Payment Date" shall be deleted and replaced with:

                        ""First Interest Payment Date" means 31 March 2010;"

                  (f) the definition of "First Interest Period" shall be deleted and replaced with:

                        ""First Interest Period" means the period beginning on and including the Amendment Borrowing Date and ending on (but excluding) the First Interest Payment Date;"

                  (g) the definition of "Interest Payment Date" shall be deleted and replaced with the following:

                        "Interest Payment Date" means 31 March, 30 June, 30 September and 31 December in each year in which the Loan remains outstanding with the last Interest Payment Date falling on the Repayment Date;";

                  (h) paragraph (m) of the definition of "Permitted Security Interest" shall be deleted and replaced with the following:

                            "(m) Security Interests:

                                    (i)   granted by the Borrower in favour of
                                          the NBU pursuant to:

                                          (A)    the  UAH520,000,000  Loan
                                                 Agreement  No.  040825 between
                                                 the  Borrower as borrower and
                                                 NBU as lender dated 9 December
                                                 2008;

                                          (B)    the  UAH500,000,000  Loan
                                                 Agreement No.1 between the
                                                 Borrower as borrower  and NBU
                                                 as lender dated 22 January
                                                 2009; and

                                          (C)    the  UAH1,336,900,000 Loan
                                                 Agreement No.2 between the
                                                 Borrower as borrower and NBU as
                                                 lender dated 20 March 2009;

                                    and

                                    (ii)  (whether by way of collateral or
                                          otherwise)  which the Borrower may be
                                          required to grant to the NBU
                                          pursuant to any law or regulation
                                          applicable to the Borrower; and

                            (n) any Security Interest arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by a Security Interest permitted by any of the above exceptions, provided that the Indebtedness thereafter secured by such Security Interest does not exceed the amount of the original Indebtedness and such Security Interest is not extended to cover any property or class of property not previously subject to such Security Interest;";

                  (i) the definition of "Rate of Interest" shall be deleted and replaced with the following:

                        ""Rate of Interest" means 11 per cent. per annum;"; and

                  (j) the definition of "Repayment Date" shall be deleted and replaced with the following:

                        ""Repayment Date" means 31 December 2014;".

      (ii)  deleting Clause 4 and replacing it with the following:

            "The Borrower will pay interest to the Lender quarterly in U.S. dollars on the outstanding principal amount of the Loan from time to time at the Rate of Interest, calculated in accordance with the provisions of this Agreement (including, without limitation, Clause 5.2 (Calculation of Interest)). Interest shall accrue on the Loan from and including the Amendment Borrowing Date. Each period beginning on (and including) the Amendment Borrowing Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date or the Repayment Date is herein called an "Interest Period". Subject as provided in Clause 5.2 (Calculation of Interest), interest on the Loan will cease to accrue on the date for repayment thereof unless payment of principal is improperly withheld or refused, in which event interest will continue to accrue (before and after any judgment) at the Rate of Interest to (but excluding) the date on which payment in full of the outstanding principal amount of the Loan is made.";

      (iii) deleting Clause 5.1 and replacing it with the following:

            "The Borrower shall pay to the Account accrued interest on the outstanding principal amount of the loan quarterly in arrear in respect of each Interest Period (including the First Interest Period) calculated in accordance with Clause 5.2 (Calculation of Interest) not later than 11.00 a.m. (New York City time) on the Business Day falling two Business Days prior to the Interest Payment Date on which such Interest Period ends which, in the case of the First Interest Period, is the First Interest Payment Date.";

      (iv)  deleting Clause 5.2 and replacing it with the following:

            "The Borrower shall calculate the amount of interest accrued on the Loan on a monthly basis. The amount of interest payable in respect
        ` of the Loan for any Interest Period (other than the First Interest Period) shall be calculated by applying the Rate of Interest to the outstanding principal amount of the Loan, dividing the product by four and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). The amount of interest payable in respect of the Loan for any other period (including the First Interest Period) shall be calculated on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed. The Borrower's calculations of the amount of interest accrued on the Loan shall be subject always to Clause 20.1 (Evidence of Debt).";

      (v)   inserting the following Clause 5.4:

            "5.4 Payment of Accrued Interest

            The Borrower shall pay to the Lender on the Settlement Date all accrued and unpaid interest on the Loan from and including the last date on which a payment of interest was made (being 16 August 2009) up to (but excluding) the Settlement Date.";

      (vi)  inserting the following Clause 7.3A:

            "Partial Repayment

            The Borrower shall on the Partial Repayment Notice Date, deliver to the Lender, the Principal Paying Agent and the Trustee, a written notice, which shall be irrevocable, stating that it shall repay such amount of the Loan as is equal to the aggregate principal amount of the Funding Instruments to be redeemed by the Issuer (the "Partial Repayment Amount") on the Partial Repayment Date. Following provision of such notice, the Borrower shall repay the Loan in part in the Partial Repayment Amount on the Partial Repayment Date together with interest accrued on the Partial Repayment Amount to such date."

      (vii) inserting the following Clause 14.3A:

            "14.3A Capital Investment

            The shareholders of the Borrower fail to provide or procure an investment in the Borrower in an amount equivalent to U.S.$50,000,000 in the form of a subordinated loan and/or a share subscription or any other form of equity contribution by 31 December 2010.";

      (viii)deleting all references to "Loan Participation Notes due 2010" and replacing them with "Loan Participation Notes due 2014";

      (ix) deleting all references to "9.750 per cent." and replacing them with "11 per cent."; and

      (x) deleting all references to "Close Joint-Stock Company "First Ukrainian International bank"" and replacing them with "PUBLIC
            JOINT STOCK COMPANY "FIRST UKRAINIAN INTERNATIONAL BANK"" reflecting the change of name of the Borrower;

      The Second Supplemental Loan Agreement shall be substantially in the form of the draft submitted to the Meeting and, subject to the passing of the Extraordinary Resolution, shall be entered into on the date of the Meeting. The Second Supplemental Loan Agreement shall then be presented to the National Bank of Ukraine for registration, such registration being a condition precedent to the Second Supplemental Loan Agreement becoming effective.

(2) assents to and approves, and authorises, directs, requests and empowers the Trustee to, agree to the amendment of the Trust Deed by way of a second supplemental trust deed in the manner set out in the draft of the second supplemental trust deed which, if this Extraordinary Resolution is duly passed, will be entered into between the Trustee and the Issuer (the "Second Supplemental Trust Deed"), and in particular to the amendment of the Trust Deed by:

      (i) deleting all references to "Loan Participation Notes due 2010" and replacing them with "Loan Participation Notes due 2014";

      (ii) deleting all references to "9.750 per cent." and replacing them with "11 per cent.";

      (iii) deleting all references in the Trust Deed to "Close Joint-Stock Company "First Ukrainian International bank"" and replacing them with "PUBLIC JOINT STOCK COMPANY "FIRST UKRAINIAN INTERNATIONAL BANK"" reflecting the change of name of the Borrower; and

      (iv)  deleting Clause 9 in the First Supplemental Trust Deed.

      The Second Supplemental Trust Deed shall be substantially in the form of the draft submitted to the Meeting and, subject to the passing of the Extraordinary Resolution and the registration of the Second Supplemental Loan Agreement with the National Bank of Ukraine, will be entered into on the Effective Date.

(3) assents to and approves, and authorises, directs, requests and empowers the Trustee to agree to, the amendment of the Terms and Conditions of the Notes (by amending Schedule 3 of each of the Original Trust Deed and First Supplemental Trust Deed as set out in the Second Supplemental Trust Deed), by:

      (i) deleting all references to "Loan Participation Notes due 2010" and replacing them with "Loan Participation Notes due 2014";

      (ii) deleting all references to "9.750 per cent." and replacing them with "11 per cent.";

      (iii) deleting Condition 1(a) and replacing it with the following:

            "The Notes are in registered form without interest coupons attached, in denominations of U.S.$90,000 and integral multiples of U.S.$1,000 in excess thereof (each, an "Authorised Holding"); "

      (iv)  deleting Condition 4(a) and replacing it with the following:

            "Subject to and in accordance with Condition 6 (Payments), on each Interest Payment Date the Issuer shall pay to the Noteholders an amount equal to and in the same currency as the amount of interest actually received by or for the account of the Issuer pursuant to the Loan Agreement, which interest under the Loan is equal to 11 per cent. per annum (the "Rate of Interest"). Interest shall accrue on the Loan from day to day from (and including) the Amendment Borrowing Date to (but excluding) the due date for repayment thereof unless payment of principal is improperly withheld or refused, in which event interest will continue to accrue
            (before or after any judgement) at the Rate of Interest to (but excluding) the date on which payment in full of the outstanding principal amount of the Loan is made.";

      (v) deleting the first paragraph of Condition 4(b) and replacing it with the following:

            "The amount of interest payable in respect of the Loan for any Interest Period (other than the First Interest Period) shall be calculated by applying the Rate of Interest to the principal amount of the Loan, dividing the product by four and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). If interest on the Loan is required to be calculated for any other period (including the First Interest Period), it will be calculated on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed."

      (vi)  deleting Condition 4(c) and replacing it with the following:

            "As used in this Condition 4 (Interest), "Amendment Borrowing Date", "First Interest Period", "First Interest Payment Date", "Interest Payment Date" and "Interest Period" shall have the meaning given to them in the Loan Agreement. In the Loan Agreement, "Interest Payment Date" is defined as 31 March, 30 June, 30 September and 31 December in each year. Under the Loan Agreement, the Borrower is required, two Business Days prior to each Interest Payment Date, to pay to the Issuer an amount equal to and in the same currency as the full amount of interest accruing during the Interest Period ending on such Interest Payment Date.";

      (vii) deleting Condition 5(a) and replacing it with the following:

            "Scheduled redemption: Unless previously prepaid pursuant to Clause 7 (Prepayment) of the Loan Agreement, the Borrower will be required to repay the Loan on its due date as provided in the Loan Agreement and, subject to such repayment, all the Notes will be redeemed at their principal amount together with accrued interest on 31 December 2014 subject as provided in Conditions 6 (Payments)."; and

      (viii)renumbering Condition 5(c) as "Condition 5(c)(1)" and inserting the following Condition 5(c)(2):

           "Partial Redemption: The Issuer shall on the Partial Redemption Date, subject to compliance with any applicable laws and stock exchange or other regulatory requirements, redeem in relation to each Qualifying Noteholder, an aggregate principal amount of Qualifying Notes held by such holder equal to the Partial Redemption Amount together with interest accrued on the Partial Redemption Amount to the Partial Redemption Date.

            The Issuer's obligations in respect of this Condition 5(c)(2) to redeem and make payment for the Notes shall constitute an obligation only to account to Qualifying Noteholders on the Partial Redemption Date for an amount equivalent to the sums received by or for the account of the Issuer pursuant to Clause 7.3A (Partial Repayment)
                in the Loan Agreement.

            In this Condition:

           "Partial Redemption Amount" means, in respect of each Qualifying
            Noteholder, an amount (rounded down to the nearest U.S.$1,000) equal to 8 per cent. of the Qualifying Notes held by such Qualifying Noteholder;

            "Qualifying Noteholder" means a Noteholder who validly via an electronic voting instruction transmitted to the relevant clearing system voted in favour of the Extraordinary Resolution set out in a notice of meeting relating to the Notes dated 25 November 2009;

           "Qualifying Notes" means the aggregate principal amount of Notes of a Qualifying Noteholder in respect of which such Noteholder validly via an electronic voting instruction transmitted to the relevant clearing system voted in favour of the Extraordinary Resolution set out in a notice of meeting relating to the Notes dated 25 November 2009; and

           "Partial Redemption Date" means 16 February 2010."

      (ix)  deleting Condition 5(d) and replacing it with the following:

            "No other redemption: Except where the Loan is accelerated pursuant to Clause 14.6(c) (Revocation of Licence; Insolvency) of the Loan Agreement, the Issuer shall not be entitled to redeem the Notes in whole or in part prior to their due date otherwise than as provided in Conditions 5(b) (Redemption by the Issuer), 5(c) (Redemption upon a Put Event) and 5(c)(2) (Partial Redemption). "; and

      (x) deleting all references in the Conditions to "Close Joint-Stock Company "First Ukrainian International bank" and replacing them with "PUBLIC JOINT STOCK COMPANY "FIRST UKRAINIAN INTERNATIONAL BANK"" reflecting the change of name of the Borrower.

(4) authorises, directs, requests and empowers the Trustee to agree all other such amendments to the Loan Agreement, the Terms and Conditions of the Notes and the Trust Deed as are necessary and/or expedient to the modifications set out in paragraphs (1) to (3) of this Extraordinary Resolution.

(5) authorises and requests the Trustee to concur in and execute all such deeds, instruments, acts and things that may be necessary, appropriate or desirable in the opinion of the Trustee to carry out and give effect to this Extraordinary Resolution and the implementation of the amendments and modifications referred to in paragraphs (1) to (3) above.

(6) assents to and approves, and authorises, directs, requests and empowers the Trustee to agree to the amendments and modifications referred to in paragraphs (1) to (3) above and, in order to give effect to them, to execute and deliver the Second Supplemental Trust Deed to effect the amendments and modifications referred to in paragraphs (1) to (3) above in the form of the draft produced to this Meeting and for the purpose of identification signed by the Chairman thereof, with such amendments (if any) thereto as the Trustee shall require or agree to and concur in, and to execute and do, all such other deeds, instruments, acts and things as may be necessary to carry out and give effect to this Extraordinary Resolution.

(7) discharges and exonerates the Issuer, the Trustee, the Principal Paying Agent, the Tabulation Agent and the registered holder of the Notes from all liability for which it or they may have become or may become liable under the Trust Deed or the Notes in respect of any act or omission including, without limitation in connection with this Extraordinary Resolution or its implementation, the amendments and modifications referred to in paragraphs (1) to (3) above or the implementation of those amendments and modifications.

(8) sanctions and assents to every abrogation, amendment, modification, compromise or arrangement in respect of the rights of the Noteholders against the Issuer or against any of its/their property whether such rights shall arise under the Trust Deed or otherwise involved in or resulting from the amendments and modifications referred to in paragraphs (1) to (3) above.

Unless the context otherwise requires, capitalised terms used in this Extraordinary Resolution shall bear the meanings given to them in the Trust Deed, Loan Agreement and the Consent Solicitation Memorandum relating to the Notes dated 25 November 2009 (the "Memorandum").

Background

FUIB is soliciting consents to amend the Conditions as more fully described in the Memorandum, a copy of which is available as indicated below.

Among other things, FUIB has requested that the Noteholders approve the following changes to the Conditions, the Loan Agreement and Trust Deed to take effect on the Effective Date or, in the case of 3 and 4 below, the Settlement
Date:

      1. The extension of the final maturity date of the Notes from 16 February 2010 to 31 December 2014;

      2. The extension of the repayment date of the Loan from 16 February 2010 to 31 December 2014;

      3.    The change of the rate of  interest  of the Notes  from
            9.750 per cent.  per annum to 11 per cent. per annum;

      4.    The  change  of the rate of  interest  of the Loan from
            9.750 per cent.  per annum to 11 per cent. per annum;

      5.    The addition of a partial repayment clause under the Loan;

      6. The change to the frequency of the payment of interest under the Notes from semi-annually to quarterly;

      7. The change to the frequency of the payment of interest in the Loan from semi-annually to quarterly;

      8. The change in the minimum denomination of the Notes from U.S.$100,000 to U.S.$90,000;

      9.    The addition of a partial redemption under the Notes;

      10.   The addition of an event of default in the Loan;

      11.   The change of name from Close  Joint-Stock  Company
            "First Ukrainian International bank" to PUBLIC JOINT STOCK COMPANY "FIRST UKRAINIAN INTERNATIONAL BANK";

      12. The amendment of the definition of Permitted Security Interest in the Loan; and

      13. All other consequential changes to the Conditions, the Loan Agreement or the Trust Deed as are necessary or expedient to the modifications set out above in paragraphs (1) to (11) above.

Documents Available for Inspection

Noteholders may, at any time during normal business hours on any weekday (Saturdays, Sundays and bank and other public holidays excepted) prior to the Meeting, inspect copies of the documents set out below at the specified offices of the Principal Paying Agent, the Swiss Paying Agent, the Tabulation Agent and the Solicitation Agents set out below:

Documents available for inspection:

-     the Original Trust Deed;

-     the First Supplemental Trust Deed;

-     the Original Loan Agreement;

-     the First Supplemental Loan Agreement; and

-     the Agency Agreement.

Documents available for inspection and collection:

-     the Memorandum;

-     the draft Second Supplemental Trust Deed;

-     the draft Second Supplemental Loan Agreement; and

-     this Notice of Meeting.

General

The attention of Noteholders is particularly drawn to the quorum required for the Meeting and for an adjourned Meeting which is set out in "Voting and Quorum" below. Having regard to such requirements, Noteholders are strongly urged either to attend the Meeting or to take steps to be represented at the Meeting, as referred to below, as soon as possible.

Noteholders who wish to vote must do so in accordance with the procedures of the relevant Clearing System. Noteholders should note that they must allow sufficient time for compliance with the standard operating procedures of the Clearing Systems in order to ensure delivery of their voting instructions to the Tabulation Agent in advance of the Expiration Time on the Expiration Date.

Direct participants in any Clearing System by submission of Electronic Voting Instructions authorise such Clearing System to disclose their identity to the Issuer, FUIB, HSBC Bank plc and ING Bank N.V., London Branch (together the "Solicitation Agents"),, the Principal Paying Agent, the Tabulation Agent and the Trustee.

A beneficial owner of Notes held through a broker, dealer, commercial bank, custodian, trust company or Accountholder must provide appropriate instructions to such person in order to cause Electronic Voting Instructions to be delivered with respect to such Notes. Beneficial owners of Notes are urged to contact any such person promptly to ensure timely delivery of such Electronic Voting Instructions.

If Electronic Voting Instructions are not received from or on behalf of a Noteholder by a Clearing System (and such Noteholder does not otherwise make arrangements to vote at the Meeting or to attend in person by appointing a proxy also in advance of the Expiration Time on the Expiration
Date), such Noteholder will be deemed to have declined to vote in respect of the Extraordinary Resolution.

None of the Issuer, the Trustee, the Solicitation Agents, the Principal Paying Agent or the Tabulation Agent expresses any view as to the merits of the amendments and modifications referred to in paragraphs (1) to (3) of the Extraordinary Resolution or the Extraordinary Resolution but the Trustee has authorised it to be stated that it has no objection to the amendments and modifications referred to in paragraphs (1) to (3) of the Extraordinary Resolution and the Extraordinary Resolution being put to Noteholders for their consideration. None of the Issuer, the Trustee, the Principal Paying Agent, the Solicitation Agents, nor the Tabulation Agent has been involved in negotiating the amendments and modifications referred to in paragraphs (1) to (3) of the Extraordinary Resolution or the Extraordinary Resolution and none of them makes any representation that all relevant information has been disclosed to the Noteholders in or pursuant to the Memorandum and the Notice of Meeting. Noteholders who are unsure of the impact of the amendments and modifications referred to in paragraphs (1) to (3) of the Extraordinary Resolution and the Extraordinary Resolution should seek their own financial, legal and tax advice.

FUIB will bear legal, accounting and other professional fees and expenses associated with the amendments and modifications referred to in paragraphs (1) to (3) of the Extraordinary Resolution, as more particularly agreed with the Issuer and the Solicitation Agents.

Voting and Quorum

1. The relevant provisions governing the convening and holding of meetings of Noteholders are set out in Schedule 4 to the Trust Deed, a copy of each of which is available for inspection as referred to above.

      IMPORTANT: The Notes are currently in the form of a Global Note Certificate. The Global Note Certificate is held by a common depositary for Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream, Luxembourg"). Each person (a "Beneficial Owner") who is the owner of a particular nominal amount of the Notes through Euroclear, Clearstream, Luxembourg or their respective account holders ("Accountholders"), should note that such person will not be a Noteholder for the purposes of this Notice and will only be entitled to attend and vote at the meeting or appoint a proxy to do so in accordance with the procedures set out below. On this basis, the only Noteholder for the purposes of this Notice will be the registered holder of the Global Note Certificate which is The Bank of New York Depositary (Nominees) Limited as nominee for the Clearing Systems (the "Registered Holder").

2. The Registered Holder may by instrument in writing in the English language (a "form of proxy") in the form available from the specified office of the Principal Paying Agent and the Registrar (each an "Agent") specified below signed by the Registered Holder or, in the case of a corporation, executed under its common seal or signed on its behalf by its duly appointed attorney or a duly authorised officer of the corporation and delivered to the specified office of the Agent not less than 48 hours before the time fixed for the Meeting, appoint any person (a "proxy") to act on his or its behalf in connection with the Meeting (or any adjourned such Meeting).

4. A proxy so appointed shall, so long as such appointment remains in force, be deemed for all purposes in connection with the meeting to be the holder of the Notes to which such appointment relates and the Registered Holder of the Notes shall be deemed for such purposes not to be the holder.

5. Submission of an electronic voting instruction (as defined below) represents a direction from the Beneficial Owner through his Accountholder for the Registered Holder to appoint the Principal Paying Agent or any one of its employees (as the Registered Holder shall determine) as proxy to cast the votes relating to the Notes in which he has an interest at the Meeting (or any adjourned such Meeting).

6. Alternatively, Beneficial Owners and Accountholders who wish a different person to be appointed as their proxy to attend and vote at the Meeting (or any adjourned such meeting) should contact the relevant Clearing System to make arrangements for such person to be appointed as a proxy (by the Registered Holder) in respect of the Notes in which they have an interest for the purposes of attending and voting at the Meeting (or any adjourned such Meeting).

7. In either case, Beneficial Owners must have made arrangements to vote with the relevant Clearing System by not later than 48 hours before the time fixed for the Meeting and within the relevant time limit specified by the relevant Clearing System and request or make arrangements for the relevant

      Clearing System to block the Notes in the relevant Accountholder's account and to hold the same to the order or under the control of the Principal Paying Agent. Such arrangements may be revoked by no later than 48 hours before the time fixed for the Meeting.

8. An Accountholder whose Notes have been blocked will thus be able to procure that an Electronic Voting Instruction (an "Electronic Voting Instruction") is given in accordance with the procedures of the relevant Clearing System to the Tabulation Agent.

9. Subject to the paragraph below, any Note(s) so held and blocked for either of these purposes will be released to the Accountholder by the relevant clearing system on the earliest of (i) as soon as reasonably practicable after the Effective Date and (ii) upon such Note(s)
      ceasing in  accordance with the procedure of the relevant  clearing system and with the agreement of the Principal Paying Agent to be held to its order or under its control in the relevant clearing system; provided, however, in the case of (ii) above, that, if the Principal Paying Agent has caused a proxy to be appointed in respect of such
      Note(s),   such  Note(s)  will  not  be  released  to  the  relevant
      Accountholder unless and until the Principal Paying Agent has notified the Issuer and FUIB of the necessary revocation of or amendment to such proxy.

      IN ADDITION, THOSE NOTES OF A QUALIFYING HOLDER WHICH ARE TO BE REDEEMED ON THE PARTIAL REDEMPTION DATE WILL CONTINUE TO BE BLOCKED UNTIL THE PARTIAL REDEMPTION DATE. ALL OTHER NOTES OF SUCH QUALIFYING NOTEHOLDER WILL BE RELEASED PURSUANT TO THE PARAGRAPH ABOVE.

10. The quorum required at the Meeting shall be two or more persons present in person holding the Notes or being proxies and representing or holding not less than two-thirds of the aggregate principal amount of the outstanding Notes, provided however that so long as at least the Relevant Fraction (as defined in Schedule 4 (Provisions for Meetings of Noteholders) in the Trust Deed) of the aggregate principal amount of the outstanding Notes is represented by a Global Note Certificate or a single Individual Note Certificate, a single voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two voters for the purposes of forming a quorum.

      If within 15 minutes after the time fixed for the Meeting, a quorum is not present, the Meeting shall be adjourned for such period, being not less than 14 days nor more than 42 days, and to such time and place as may be appointed by the chairman (with the approval of the Trustee) either at or subsequent to the Meeting. Notice of any adjourned Meeting shall be given in the same manner as notice of the original Meeting, save that 10 days' notice (exclusive of the day on which notice is given and of the day on which the Meeting is to be resumed), shall be sufficient and shall contain the quorum requirements which will apply when the Meeting resumes and information required for the notice of the original Meeting shall be given.

11. At any adjourned Meeting, the quorum shall be two or more persons present in person holding Notes or being proxies and representing or holding not less than one third of the aggregate in principal amount of the outstanding Notes, provided however that, so long as at least the Relevant Fraction (as defined in Schedule 4 (Provisions for
      Meetings of Noteholders) in the Trust Deed) of the aggregate principal amount of the outstanding Notes is represented by a Global Note Certificate or a single Individual Note Certificate, a single voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two voters for the purposes of forming a quorum.

12. To be passed in relation to the Notes, the Extraordinary Resolution must be passed at a Meeting duly convened and held in accordance with the provisions of Schedule 4 to the Trust Deed by a majority of not less than three-quarters of the votes cast.

13.   Except where the proviso to paragraph 8 (Quorum) of the provisions of
      Schedule 4 to the Trust Deed applies, every question submitted to the Meeting shall be decided in the first instance by a show of hands.

14. Unless a poll is validly demanded before or at the time that the result is declared, the chairman's declaration that on a show of hands the Extraordinary Resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the Extraordinary Resolution.

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
15. A demand for a poll shall be valid if it is made by the chairman, the Issuer, the Trustee or one or more persons representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the chairman directs, but any poll demanded on the election of the chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the chairman directs.

16. On a show of hands every holder of the Notes who is present in person or any person who is a proxy or a representative shall have one vote.
      On a poll every such person shall have one vote in respect of each U.S.$1,000 in aggregate face amount of the outstanding Note(s) represented or held by him. Without prejudice to the obligations of the proxies, a person entitled to more than one vote shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way. In the case of a voting tie, the chairman shall have a casting vote.

17. If the Extraordinary Resolution is duly passed at the Meeting duly convened and held in accordance with the Trust Deed, the Extraordinary Resolution shall be binding on all the Noteholders, whether or not present at the Meeting, and each of them shall be bound to give effect to it accordingly.

18. This notice and any non-contractual obligations arising out of or in connection with it shall be governed by, and shall be construed in accordance with, English law.

Any questions regarding the terms of the Solicitation may be directed to the Solicitation Agents at the addresses and telephone numbers specified below:

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
The Solicitation Agents are:

               HSBC BANK PLC                    ING BANK N.V., LONDON BRANCH
              8 Canada Square                         60 London Wall
              London E14 5HQ                          London EC2M 5TQ
              United Kingdom                           United Kingdom
   Attention: Liability Management Group      Attention: Global Debt Syndicate
    By telephone: +44 (0) 20 7991 5874       By telephone: +44 (0) 20 7767 5107
     By email: fuib-consent@hsbcib.com      By email: debt.syndicate@uk.ing.com
    By facsimile: +44 (0) 20 7991 4853       By facsimile: +44 (0) 20 7767 7284

The Tabulation Agent is:

                          LUCID ISSUER SERVICES LIMITED
                                 436 Essex Road
                                  London N1 3QP
                                 United Kingdom
                       By telephone: +44 (0) 20 7704 0880
                           By email: fuib@lucid-is.com
                         By facsimile: +44 (0) 7067 9098
                             Attention: Lee Pellicci

The Principal Paying Agent is:

                   THE BANK OF NEW YORK MELLON, LONDON BRANCH
                                One Canada Square
                                 London E14 5AL
                                 United Kingdom

The Swiss Paying Agent is:

                               ZURICH CANTONALBANK
                                Bahnhofstrasse 9
                                   8001 Zurich
                                   Switzerland

The Registrar is:

                     THE BANK OF NEW YORK (LUXEMBOURG) S.A.
                               Aerogold Center, 1A
                                Hoehenhof, L-1736
                                  Senningerberg
                                   Luxembourg

This notice is given by:

STANDARD BANK PLC
20 Gresham Street
London EC2V 7JE
United Kingdom

On the instructions of PUBLIC JOINT STOCK COMPANY "FIRST UKRAINIAN INTERNATIONAL BANK"

25 November 2009"

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